     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 22, 2001



                                                      REGISTRATION NO. 333-50338

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------

                                              ASSOCIATES FIRST              ASSOCIATES CORPORATION OF NORTH
             CITICORP                        CAPITAL CORPORATION                        AMERICA
     (Exact name of registrant            (Exact name of registrant            (Exact name of registrant
   as specified in its charter)         as specified in its charter)         as specified in its charter)

             DELAWARE                             DELAWARE                             DELAWARE
  (State or other jurisdiction of      (State or other jurisdiction of      (State or other jurisdiction of
  incorporation or organization)       incorporation or organization)       incorporation or organization)

            13-2614988                           06-0876639                           74-1494554
  (I.R.S. Employer Identification      (I.R.S. Employer Identification      (I.R.S. Employer Identification
               No.)                                 No.)                                 No.)

          399 PARK AVENUE                250 EAST CARPENTER FREEWAY           250 EAST CARPENTER FREEWAY
     NEW YORK, NEW YORK 10043             IRVING, TEXAS 75062-2729             IRVING, TEXAS 75062-2729
          (212) 559-1000                       (972) 652-4000                       (972) 652-4000
 (Address, including zip code, and    (Address, including zip code, and    (Address, including zip code, and
 telephone number, including area     telephone number, including area     telephone number, including area
  code, of registrant's principal      code, of registrant's principal      code, of registrant's principal
         executive offices                   executive offices)                   executive offices)

                      ------------------------------------


       MICHAEL A. ROSS, ESQ.                MICHAEL A. ROSS, ESQ.                MICHAEL A. ROSS, ESQ.
          Citigroup Inc.                       Citigroup Inc.                       Citigroup Inc.
      Deputy General Counsel               Deputy General Counsel               Deputy General Counsel
          399 Park Avenue                      399 Park Avenue                      399 Park Avenue
     New York, New York 10043             New York, New York 10043             New York, New York 10043
          (212) 559-1000                       (212) 559-1000                       (212) 559-1000
(Name, address, including zip code,  (Name, address, including zip code,  (Name, address, including zip code,
  and telephone number, including      and telephone number, including      and telephone number, including
 area code, of agent for service)     area code, of agent for service)     area code, of agent for service)


                      ------------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE

    The debt securities covered by this registration statement have previously been registered under the Securities Act. Registration fees have been paid with respect to all such securities in accordance with Rule 457(o) and Section 6(b) of the Securities Act and no additional fee is payable in connection with the outstanding debt securities. No separate fee is payable with respect to the guarantees covered by this registration statement in accordance with Rule 457(n) and Section 6(b) of the Securities Act.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION DATED MARCH 22, 2001


PROSPECTUS
                                    CITICORP
                      ASSOCIATES FIRST CAPITAL CORPORATION

                    ASSOCIATES CORPORATION OF NORTH AMERICA


                      Associates First Capital Corporation



                    7 3/8% Senior Notes due August 15, 2001


                     6.00% Senior Notes due August 15, 2002

          5.75% Medium Term Series D Senior Notes due January 23, 2006


                    Associates Corporation of North America



6 5/8% Senior Notes due May 15, 2001


5 7/8% Senior Notes due May 16, 2001


6.70% Senior Notes due May 29, 2001


Floating Rate Senior Notes due June 14, 2001


Exchangeable Floating Rate Senior Notes due June 26, 2001


6 3/4% Senior Notes due July 15, 2001


6 3/4% Senior Notes due August 1, 2001


7 7/8% Senior Notes due September 30, 2001


Floating Rate Senior Notes due October 5, 2001


6.45% Senior Notes due October 15, 2001


5.50% Senior Notes due February 15, 2002


Floating Rate Senior Notes due February 22, 2002


7 1/2% Senior Notes due April 15, 2002


Floating Rate Senior Notes due May 17, 2002


5 7/8% Senior Notes due July 15, 2002


6.50% Senior Notes due July 15, 2002


6.375% Senior Notes due July 15, 2002


6.50% Senior Notes due August 15, 2002


6.50% Senior Notes due October 15, 2002


6 3/8% Senior Notes due October 15, 2002


6.00% Senior Notes due December 1, 2002


6.875% Senior Notes due February 1, 2003


6.00% Senior Notes due April 15, 2003


Floating Rate Senior Notes due May 8, 2003


6 7/8% Senior Notes due August 1, 2003


5 3/4% Senior Notes due October 15, 2003


5.75% Senior Notes due November 1, 2003


5.50% Senior Notes due February 15, 2004


5.80% Senior Notes due April 20, 2004


Floating Rate Senior Notes due June 15, 2004


6.10% Senior Notes due January 15, 2005


7 3/4% Senior Notes due February 15, 2005


6.20% Senior Notes due May 16, 2005


6 5/8% Senior Notes due June 15, 2005


6.00% Senior Notes due July 15, 2005


6 3/8% Senior Notes due November 15, 2005


6.25% Senior Notes due November 1, 2008


6.95% Senior Notes due November 1, 2018


6 7/8% Senior Notes due November 15, 2008


6 7/8% Subordinated Notes due November 15, 2008


7.00% Senior Notes due December 8, 2008


7.00% Senior Notes due February 10, 2009


8.55% Senior Debentures due July 15, 2009


8.15% Subordinated Debentures due August 1, 2009


7.95% Senior Debentures due February 15, 2010, Series A


7.95% Senior Debentures due February 15, 2010, Series B


Putable/Callable Senior Notes due August 27, 2011


5.96% Senior Notes due May 15, 2037



                                               (continued on next page)


                  UNCONDITIONALLY GUARANTEED AS TO PAYMENT OF
       PRINCIPAL AND INTEREST BY CITICORP TO THE EXTENT SET FORTH HEREIN
                      ------------------------------------
     The outstanding securities of each of Associates First Capital Corporation and Associates Corporation of North America listed above and the guarantees of the outstanding securities by Citicorp offered by this prospectus have been registered under the Securities Act of 1933.

     Citicorp has guaranteed the repayment of the principal amounts of the outstanding securities and all payments of interest for each of the outstanding securities to the extent set forth herein.
                      ------------------------------------
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                      ------------------------------------
     These securities are not deposits or savings accounts but are unsecured obligations of Citicorp, Associates First Capital Corporation and Associates Corporation of North America. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

     One or more broker-dealer affiliates of Citicorp, Associates First Capital Corporation and Associates Corporation of North America, including Salomon Smith Barney Inc., expect to offer and sell the outstanding securities as part of their business, and may act as a principal or agent in such transactions. These broker-dealer affiliates may use this prospectus in connection with these activities.
                      ------------------------------------
                              SALOMON SMITH BARNEY


March 22, 2001

6.41% Medium Term Series H Senior Notes due April 9, 2001


6.652% Medium Term Series H Senior Notes due April 18, 2001


6.78% Medium Term Series H Senior Notes due April 23, 2001


6.73% Medium Term Series H Senior Notes due April 24, 2001


6.80% Medium Term Series H Senior Notes due May 3, 2001


6.78% Medium Term Series H Senior Notes due July 31, 2001


6.81% Medium Term Series H Senior Notes due August 3, 2001


7.40% Medium Term Series H Senior Notes due May 3, 2002


7.45% Medium Term Series H Senior Notes due May 9, 2002


7.00% Medium Term Series H Senior Notes due May 15, 2002


6.96% Medium Term Series H Senior Notes due May 23, 2002


6.62% Medium Term Series H Senior Notes due June 19, 2002


6.58% Medium Term Series H Senior Notes due June 28, 2002


6.63% Medium Term Series H Senior Notes due July 10, 2002


6.68% Medium Term Series H Senior Notes due July 11, 2002


6.93% Medium Term Series H Senior Notes due July 25, 2002


6.94% Medium Term Series H Senior Notes due July 25, 2002


6.90% Medium Term Series H Senior Notes due July 29, 2002


6.95% Medium Term Series H Senior Notes due August 1, 2002


6.93% Medium Term Series H Senior Notes due August 1, 2002


6.86% Medium Term Series H Senior Notes due August 2, 2002


6.87% Medium Term Series H Senior Notes due August 12, 2002


7.05% Medium Term Series H Senior Notes due August 19, 2002


6.71% Medium Term Series H Senior Notes due September 27, 2002


6.67% Medium Term Series H Senior Notes due September 30, 2002


6.73% Medium Term Series H Senior Notes due September 30, 2002


6.57% Medium Term Series H Senior Notes due October 4, 2002


6.59% Medium Term Series H Senior Notes due October 7, 2002


6.52% Medium Term Series H Senior Notes due October 11, 2002


6.50% Medium Term Series H Senior Notes due October 15, 2002


6.53% Medium Term Series H Senior Notes due October 16, 2002


6.43% Medium Term Series H Senior Notes due October 18, 2002


6.40% Medium Term Series H Senior Notes due October 20, 2002


6.19% Medium Term Series H Senior Notes due December 19, 2002


6.00% Medium Term Series H Senior Notes due January 9, 2003


6.15% Medium Term Series H Senior Notes due January 13, 2003


6.21% Medium Term Series H Senior Notes due January 17, 2003


6.01% Medium Term Series H Senior Notes due February 7, 2003


6.00% Medium Term Series H Senior Notes due February 10, 2003


5.97% Medium Term Series H Senior Notes due February 17, 2003


5.89% Medium Term Series H Senior Notes due February 20, 2003


6.35% Medium Term Series H Senior Notes due February 28, 2003


6.25% Medium Term Series H Senior Notes due March 7, 2003


6.38% Medium Term Series H Senior Notes due March 11, 2003


6.42% Medium Term Series H Senior Notes due March 12, 2003


6.78% Medium Term Series H Senior Notes due March 18, 2003


6.73% Medium Term Series H Senior Notes due March 27, 2003


6.69% Medium Term Series H Senior Notes due April 1, 2003


6.82% Medium Term Series H Senior Notes due April 2, 2003


6.77% Medium Term Series H Senior Notes due April 10, 2003


7.09% Medium Term Series H Senior Notes due April 11, 2003


7.08% Medium Term Series H Senior Notes due April 15, 2003


7.00% Medium Term Series H Senior Notes due April 23, 2003


7.00% Medium Term Series H Senior Notes due May 5, 2003


7.00% Medium Term Series H Senior Notes due May 16, 2003


7.18% Medium Term Series H Senior Notes due June 4, 2003


6.50% Medium Term Series H Senior Notes due October 27, 2003


7.70% Medium Term Series H Senior Notes due April 11, 2005


7.625% Medium Term Series H Senior Notes due April 27, 2005


7.18% Medium Term Series H Senior Notes due May 25, 2005


6.70% Medium Term Series H Senior Notes due September 1, 2005


6.65% Medium Term Series H Senior Notes due October 13, 2005


8.95% Medium Term Series E Senior Notes due July 26, 2001


8.72% Medium Term Series E Senior Notes due September 4, 2001


8.07% Medium Term Series E Senior Notes due February 13, 2002


8.10% Medium Term Series E Senior Notes due February 13, 2002


6.875% Medium Term Series E Senior Notes due February 17, 2002


8.15% Medium Term Series E Senior Notes due February 20, 2002


8.24% Medium Term Series E Senior Notes due March 18, 2002


8.45% Medium Term Series E Senior Notes due March 20, 2002


8.48% Medium Term Series E Senior Notes due March 25, 2002


8.40% Medium Term Series E Senior Notes due March 25, 2002


8.40% Medium Term Series E Senior Notes due March 25, 2002


7.02% Medium Term Series E Senior Notes due May 15, 2002


7.53% Medium Term Series E Senior Notes due July 10, 2002


7.50% Medium Term Series E Senior Notes due July 15, 2002


7.57% Medium Term Series E Senior Notes due July 22, 2002


7.48% Medium Term Series E Senior Notes due July 27, 2002


7.33% Medium Term Series E Senior Notes due July 31, 2002


7.30% Medium Term Series E Senior Notes due August 6, 2002


7.16% Medium Term Series E Senior Notes due August 14, 2002


7.24% Medium Term Series E Senior Notes due September 9, 2002


6.92% Medium Term Series E Senior Notes due September 17, 2002


7.03% Medium Term Series E Senior Notes due September 25, 2002


7.61% Medium Term Series E Senior Notes due October 30, 2002


7.625% Medium Term Series E Senior Notes due October 30, 2002


7.60% Medium Term Series E Senior Notes due November 1, 2002


7.70% Medium Term Series E Senior Notes due November 4, 2002


7.68% Medium Term Series E Senior Notes due November 4, 2002


7.63% Medium Term Series E Senior Notes due November 4, 2002


7.72% Medium Term Series E Senior Notes due November 12, 2002


7.70% Medium Term Series E Senior Notes due November 15, 2002


7.75% Medium Term Series E Senior Notes due November 18, 2002


7.70% Medium Term Series E Senior Notes due November 25, 2002


7.65% Medium Term Series E Senior Notes due November 25, 2002


7.63% Medium Term Series E Senior Notes due November 25, 2002


7.71% Medium Term Series E Senior Notes due December 2, 2002


7.67% Medium Term Series E Senior Notes due December 2, 2002


7.61% Medium Term Series E Senior Notes due December 16, 2002


7.60% Medium Term Series E Senior Notes due December 17, 2002


7.56% Medium Term Series E Senior Notes due December 18, 2002


7.65% Medium Term Series E Senior Notes due December 20, 2002


7.65% Medium Term Series E Senior Notes due December 23, 2002


7.65% Medium Term Series E Senior Notes due December 23, 2002


7.62% Medium Term Series E Senior Notes due December 23, 2002


7.61% Medium Term Series E Senior Notes due December 24, 2002


7.50% Medium Term Series E Senior Notes due December 30, 2002


7.32% Medium Term Series E Senior Notes due January 13, 2003


6.44% Medium Term Series F Senior Notes, due April 25, 2003


6.63% Medium Term Series F Senior Notes, due May 7, 2003


6.675% Medium Term Series F Senior Notes, due May 26, 2003


6.53% Medium Term Series F Senior Notes, due May 27, 2003


6.49% Medium Term Series F Senior Notes, due June 27, 2003


6.42% Medium Term Series F Senior Notes, due July 2, 2003


6.39% Medium Term Series F Senior Notes, due July 14, 2003


6.30% Medium Term Series F Senior Notes, due May 1, 2003


6.37% Medium Term Series F Senior Notes, due July 27, 2005


6.39% Medium Term Series F Senior Notes, due July 28, 2003


6.43% Medium Term Series F Senior Notes, due July 29, 2003


6.52% Medium Term Series F Senior Notes, due July 30, 2003


6.33% Medium Term Series F Senior Notes, due August 18, 2003


6.29% Medium Term Series F Senior Notes, due August 19, 2003


6.30% Medium Term Series F Senior Notes, due August 24, 2005


6.25% Medium Term Series F Senior Notes, due August 25, 2003


6.22% Medium Term Series F Senior Notes, due August 26, 2003


6.08% Medium Term Series F Senior Notes, due September 2, 2003


5.78% Medium Term Series F Senior Notes, due September 15, 2003


5.86% Medium Term Series F Senior Notes, due September 17, 2003


6.08% Medium Term Series F Senior Notes, due September 29, 2003


6.08% Medium Term Series F Senior Notes, due September 29, 2003


7.625% Medium Term Notes Series G due July 30, 2001


8.43% Medium Term Notes Series G due August 15, 2001

7.55% Medium Term Notes Series G due August 23, 2001


8.27% Medium Term Notes Series G due November 8, 2001


8.43% Medium Term Notes Series G due November 23, 2001


8.47% Medium Term Notes Series G due January 7, 2002


8.47% Medium Term Notes Series G due January 9, 2002


8.22% Medium Term Notes Series G due February 1, 2002


7.70% Medium Term Notes Series G due March 1, 2002


7.75% Medium Term Notes Series G due March 1, 2002


7.62% Medium Term Notes Series G due March 27, 2002


7.62% Medium Term Notes Series G due March 29, 2002


6.42% Medium Term Notes Series G due January 12, 2004


6.40% Medium Term Notes Series G due January 12, 2004


6.32% Medium Term Notes Series G due January 13, 2004


6.44% Medium Term Notes Series G due January 15, 2004


6.20% Medium Term Notes Series G due January 26, 2004


6.39% Medium Term Notes Series G due February 17, 2004


6.41% Medium Term Notes Series G due February 17, 2004


6.52% Medium Term Notes Series G due March 1, 2004


7.00% Medium Term Notes Series G due March 25, 2004


7.08% Medium Term Notes Series G due April 1, 2004


7.29% Medium Term Notes Series G due April 7, 2004


7.50% Medium Term Notes Series G due April 9, 2004


7.58% Medium Term Notes Series G due April 12, 2004


7.54% Medium Term Notes Series G due April 14, 2004


7.53% Medium Term Notes Series G due April 29, 2004


7.53% Medium Term Notes Series G due May 5, 2004


7.94% Medium Term Notes Series G due May 17, 2004


7.88% Medium Term Notes Series G due May 18, 2004


7.64% Medium Term Notes Series G due May 26, 2004


7.78% Medium Term Notes Series G due May 28, 2004


7.78% Medium Term Notes Series G due June 1, 2004


7.55% Medium Term Notes Series G due June 1, 2004


7.625% Medium Term Notes Series G due June 1, 2004


7.88% Medium Term Notes Series G due June 2, 2004


7.70% Medium Term Notes Series G due June 10, 2004


7.60% Medium Term Notes Series G due June 15, 2004


7.68% Medium Term Notes Series G due June 22, 2004


7.72% Medium Term Notes Series G due June 23, 2004


7.81% Medium Term Notes Series G due July 1, 2004


7.95% Medium Term Notes Series G due July 13, 2004


7.92% Medium Term Notes Series G due July 13, 2004


7.88% Medium Term Notes Series G due July 14, 2004


7.97% Medium Term Notes Series G due July 20, 2004


7.71% Medium Term Notes Series G due August 24, 2004


7.80% Medium Term Notes Series G due September 15, 2004


7.97% Medium Term Notes Series G due September 20, 2004


8.25% Medium Term Notes Series G due October 15, 2004


8.22% Medium Term Notes Series G due October 18, 2004


8.26% Medium Term Notes Series G due October 20, 2004


8.44% Medium Term Notes Series G due October 27, 2004


8.50% Medium Term Notes Series G due November 1, 2004


8.625% Medium Term Notes Series G due November 15, 2004


8.58% Medium Term Notes Series G due November 23, 2004


8.60% Medium Term Notes Series G due December 8, 2004


8.48% Medium Term Notes Series G due December 28, 2004


8.48% Medium Term Notes Series G due December 29, 2004


8.55% Medium Term Notes Series G due January 12, 2005


8.55% Medium Term Notes Series G due January 17, 2005


8.49% Medium Term Notes Series G due January 31, 2005


8.17% Medium Term Notes Series G due February 10, 2005


8.18% Medium Term Notes Series G due February 15, 2005


7.97% Medium Term Notes Series G due March 1, 2005


7.70% Medium Term Notes Series G due April 1, 2005


7.64% Medium Term Notes Series G due October 3, 2005


6.71% Medium Term Series H Senior Notes due October 17, 2005


6.54% Medium Term Series H Senior Notes due October 24, 2005


6.57% Medium Term Series H Senior Notes due October 24, 2005


6.58% Medium Term Series H Senior Notes due October 24, 2005


6.56% Medium Term Series H Senior Notes due November 14, 2005


7.38% Medium Term Series H Senior Notes due December 15, 2005


6.30% Medium Term Series H Senior Notes due January 10, 2006


6.20% Medium Term Series H Senior Notes due February 6, 2006


6.26% Medium Term Series H Senior Notes due February 15, 2006


6.55% Medium Term Series H Senior Notes due February 28, 2006


6.52% Medium Term Series H Senior Notes due March 6, 2006


7.19% Medium Term Series H Senior Notes due April 12, 2006


7.28% Medium Term Series H Senior Notes due May 8, 2006


7.25% Medium Term Series H Senior Notes due May 8, 2006


7.50% Medium Term Series H Senior Notes due May 10, 2006


7.44% Medium Term Series H Senior Notes due May 12, 2006


7.38% Medium Term Series H Senior Notes due May 15, 2006


7.40% Medium Term Series H Senior Notes due May 15, 2006


7.35% Medium Term Series H Senior Notes due May 15, 2006


7.24% Medium Term Series H Senior Notes due May 17, 2006


7.23% Medium Term Series H Senior Notes due May 17, 2006


7.25% Medium Term Series H Senior Notes due May 22, 2006


7.23% Medium Term Series H Senior Notes due May 22, 2006


6.20% Medium Term Series H Senior Notes due January 29, 2007


6.84% Medium Term Series I Senior Notes due July 3, 2001


7.11% Medium Term Series I Senior Notes due July 16, 2001


7.00% Medium Term Series I Senior Notes due July 23, 2001


7.00% Medium Term Series I Senior Notes due July 30, 2001


7.04% Medium Term Series I Senior Notes due July 30, 2001


6.95% Medium Term Series I Senior Notes due September 4, 2001


6.68% Medium Term Series I Senior Notes due October 11, 2001


6.73% Medium Term Series I Senior Notes due October 22, 2001


7.24% Medium Term Series I Senior Notes due May 1, 2002


6.97% Medium Term Series I Senior Notes due May 9, 2002


6.875% Medium Term Series I Senior Notes due May 15, 2002


6.74% Medium Term Series I Senior Notes due October 10, 2002


7.26% Medium Term Series I Senior Notes due April 19, 2004


7.45% Medium Term Series I Senior Notes due June 28, 2006


7.55% Medium Term Series I Senior Notes due July 17, 2006


7.37% Medium Term Series I Senior Notes due August 1, 2006


7.24% Medium Term Series I Senior Notes due August 15, 2006


Floating Rate Medium Term Series J Senior Notes due September 17, 2001

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Citicorp....................................................    1
Associates First Capital Corporation........................    1
Associates Corporation of North America.....................    1
The Merger..................................................    1
Citicorp's Ratio of Income to Fixed Charges.................    2
Associates First Capital Corporation's Ratio of Income to
  Fixed Charges.............................................    2
Associates Corporation of North America's Ratio of Income to
  Fixed Charges.............................................    2
Description of the Guarantees...............................    2
Description of the Outstanding Securities...................    3
Use of Proceeds.............................................   38
Market-Making Activities....................................   38
ERISA Matters...............................................   38
Experts.....................................................   38
Legal Matters...............................................   38
Where You Can Find More Information.........................   39

                                    CITICORP


     Citicorp, a diversified financial services company, conducts its activities through Global Consumer, Global Corporate Bank, Global Investment Management and Private Banking, Associates and Investment Activities. Its staff of 173,000 (including 88,000 outside the U.S.) serves individuals, businesses, governments, and financial institutions in more than 100 countries and territories. Citicorp, a U.S. bank holding company, is the sole shareholder of Citibank, N.A., its major subsidiary.



     Global Consumer delivers a wide array of banking, lending, and investment services, including the issuance of credit and charge cards, in 51 countries and territories. Global Corporate Bank serves corporations, financial institutions, governments, and other participants in 100 countries and territories. The Global Investment Management and Private Banking group is comprised of Citibank Asset Management along with the pension administration businesses of the Global Retirement Services and The Citigroup Private Bank. Citibank Asset Management offers a broad range of asset management products and services from global investment centers around the world, including mutual funds, closed-end funds, managed accounts and pension administration to institutional, high net worth, and retail clients. The Citigroup Private Bank provides personalized wealth management services for high net worth clients through more than 90 offices in 32 countries and territories, generating fee and interest income from investment funds management and customer trading activity, trust and fiduciary services, custody services, and banking and lending activities. Associates, which provides finance, leasing, insurance and related services to customers and businesses in the United States and internationally, is organized into five primary business units: U.S. credit card, U.S. consumer branch, U.S. home equity, commercial and international finance. The Investment Activities segment consists primarily of Citicorp's venture capital activities, the realized investment gains and losses related to certain corporate investments and the results of certain investments in countries that refinanced debt under the 1989 Brady Plan or plans of a similar nature.



     Citigroup Inc., Citicorp's parent, is a diversified holding company whose businesses provide a broad range of financial services to consumer and corporate customers in more than 100 countries and territories. Citigroup's activities are conducted through Global Consumer, Global Corporate and Investment Bank, Global Investment Management and Private Banking, Associates, and Investment Activities.



     The principal offices of Citicorp are located at 399 Park Avenue, New York, New York 10043; telephone number 212-559-1000.


                      ASSOCIATES FIRST CAPITAL CORPORATION


     Associates First Capital Corporation ("Associates"), a Delaware corporation, is a leading, diversified financial services organization providing finance, leasing, insurance and related services to individual consumers and businesses in the United States and internationally. Its corporate headquarters are located at 250 East Carpenter Freeway, Irving, Texas 75062; telephone number 972-652-4000.



     As noted below, as of December 1, 2000, Associates became a direct wholly-owned subsidiary of Citicorp.


                    ASSOCIATES CORPORATION OF NORTH AMERICA


     Associates Corporation of North America ("ACONA"), a Delaware corporation, is a wholly-owned subsidiary and the principal operating unit of Associates. ACONA is a leading diversified financial services organization providing finance, leasing, insurance and related services to consumers and businesses in the United States and internationally. ACONA's corporate headquarters are located at 250 East Carpenter Freeway, Irving, Texas 75062; telephone number 972-652-4000.



     As noted below, as of December 1, 2000, ACONA became an indirect wholly-owned subsidiary of Citicorp.



                                   THE MERGER



     On November 30, 2000, a wholly-owned subsidiary of Citigroup was merged with and into Associates. Following consummation of the merger, on December 1, 2000, Associates and ACONA became wholly-owned subsidiaries of Citicorp. The consolidated financial statements of Citicorp give retroactive effect to the contribution of Associates (and ACONA) as a combination of entities under common control in a transaction accounted for in a manner similar to the pooling of interests method. Citicorp has issued a full and unconditional guarantee of the outstanding debt securities of Associates and ACONA, including the securities described in this prospectus. It is expected that Associates and ACONA will no longer file periodic reports under the Securities Exchange Act of 1934.

                  CITICORP'S RATIO OF INCOME TO FIXED CHARGES


                                                                  YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                              2000   1999   1998   1997   1996
                                                              ----   ----   ----   ----   ----
Ratio of income to fixed charges excluding interest on
  deposits..................................................  2.43   2.31   1.90   2.10   2.19
Ratio of income to fixed charges including interest on
  deposits..................................................  1.58   1.56   1.35   1.46   1.50



    ASSOCIATES FIRST CAPITAL CORPORATION'S RATIO OF INCOME TO FIXED CHARGES



                                                                   YEAR ENDED DECEMBER 31,
                                                               --------------------------------
                                                               2000   1999   1998   1997   1996
                                                               ----   ----   ----   ----   ----
Ratio of income to fixed charges............................   1.34   1.56   1.56   1.56   1.55


                   ASSOCIATES CORPORATION OF NORTH AMERICA'S

                        RATIO OF INCOME TO FIXED CHARGES



                                                                   YEAR ENDED DECEMBER 31,
                                                               --------------------------------
                                                               2000   1999   1998   1997   1996
                                                               ----   ----   ----   ----   ----
Ratio of income to fixed charges............................   1.56   1.81   1.63   1.62   1.63


                         DESCRIPTION OF THE GUARANTEES

     Citicorp has guaranteed the payment of the outstanding principal of and interest on the outstanding securities until the earliest to occur of:


     - the date that is five business days after the maturity date of all the outstanding securities to which such guarantee relates, either upon their stated maturities, redemption or otherwise;


     - the date on which Associates or ACONA, as the case may be, ceases to be a wholly-owned subsidiary of Citicorp; and

     - the date on which Citicorp ceases to be a reporting company under the Securities Exchange Act of 1934.

     Each guarantee is included as part of the indenture under which the related debt securities were issued. Holders of any of the outstanding securities may inspect a copy of such indenture at the trustee's offices for such indenture during normal business hours and copies of such indenture may be obtained from Citicorp, Associates or ACONA, as the case may be, or the trustee.

     Each guarantee covering senior debt securities is an unsecured obligation of Citicorp and ranks on an equal basis with all of Citicorp's other unsecured and unsubordinated indebtedness (including any other unsecured and unsubordinated guarantees given by Citicorp). Each guarantee covering subordinated debt securities is an unsecured obligation of Citicorp and ranks on an equal basis with all of Citicorp's other unsecured and subordinated indebtedness (including any other unsecured and subordinated guarantees given by Citicorp). Holders of the outstanding securities may proceed directly against Citicorp in the event of a default under the outstanding securities without first proceeding against Associates or ACONA, as the case may be.

     Because Citicorp is a holding company, its rights and the rights of its creditors, including the holders of the outstanding securities, to participate in the assets of any subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that Citicorp may itself be a creditor with recognized claims against the subsidiary.

                   DESCRIPTION OF THE OUTSTANDING SECURITIES


     The outstanding debt securities of Associates and ACONA covered by this prospectus were issued under one of the following indentures, including any amendments or supplements thereto:



     - Indenture regarding senior debt securities between Associates First Capital Corporation (successor to Avco Financial Services, Inc.) and Bank One Trust Company, National Association (successor-in-interest to The First National Bank of Chicago), dated as of September 15, 1992.



     - Indenture regarding senior securities between Associates First Capital Corporation (successor to Avco Financial Services, Inc.) and Bankers Trust Company, dated as of May 15, 1984.



     - Indenture regarding debt securities between Associates First Capital Corporation (successor to Avco Financial Services, Inc.) and The Chase Manhattan Bank (successor to Manufacturers Hanover Trust Company), dated as of August 1, 1982.


     - Indenture regarding senior securities between Associates Corporation of North America and The Chase Manhattan Bank (successor to The Chase Manhattan Bank (National Association)), dated as of November 1, 1995.

     - Indenture regarding subordinated securities between Associates Corporation of North America and The Chase Manhattan Bank (successor to The Chase Manhattan Bank (National Association)), dated as of November 1, 1995.

     - Indenture regarding debt securities between Associates Corporation of North America and Citibank, N.A., dated as of October 15, 1994.

     - Indenture regarding debt securities between Associates Corporation of North America and The Bank of New York (as successor to Nationsbank of Texas, N.A.), dated as of October 15, 1994.


     - Indenture regarding debt securities between Associates Corporation of North America and First Union National Bank (as successor to First Fidelity Bank, National Association, New Jersey), dated as of July 15, 1993.



     - Indenture regarding senior securities between Associates Corporation of North America and State Street Bank and Trust Company (successor to The First National Bank of Boston), dated as of October 15, 1992.


     - Indenture regarding senior securities between Associates Corporation of North America and Bank One Trust Company, National Association (successor-in-interest to The First National Bank of Chicago), dated as of October 15, 1992.


     - Indenture regarding debt securities between Associates Corporation of North America and Bankers Trust Company, dated as of December 1, 1985.


     - Indenture regarding debt securities between Associates Corporation of North America and The Chase Manhattan Bank (successor to Manufacturers Hanover Trust Company), dated as of September 15, 1987.


     Unless otherwise indicated, when we refer to the "trustee" in this prospectus, we mean one or all of the banking institutions indicated above, in their capacity as trustee under the related indentures. Unless otherwise indicated, when we refer to the "obligor", we mean either Associates or ACONA, as appropriate.


     Each of the indentures has been filed with the SEC and is incorporated by reference in the registration statement of which this prospectus forms a part.

     The following briefly summarizes certain provisions of the outstanding securities and the indentures. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you.


     The outstanding securities are unsecured obligations of Associates or ACONA, as the case may be, and may be either subordinated to other indebtedness of Associates or ACONA or unsubordinated, as the case may be.

TERMS OF THE OUTSTANDING SECURITIES


     INDENTURE REGARDING SENIOR DEBT SECURITIES BETWEEN ASSOCIATES FIRST CAPITAL CORPORATION (SUCCESSOR TO AVCO FINANCIAL SERVICES, INC.) AND BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION (SUCCESSOR-IN-INTEREST TO THE FIRST NATIONAL BANK OF CHICAGO), DATED AS OF SEPTEMBER 15, 1992.



                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
5.75% Medium Term Series D
  Senior Notes due January
  23, 2006.................  January 23, 2006         5.75%  $  200,000,000   July 23        15 days
                                                                              November 23    preceding
                                                                                             payment date



     INDENTURE REGARDING SENIOR SECURITIES BETWEEN ASSOCIATES FIRST CAPITAL CORPORATION (SUCCESSOR TO AVCO FINANCIAL SERVICES, INC.) AND BANKERS TRUST COMPANY, DATED AS OF MAY 15, 1984.



                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
6.00% Senior Notes due
  August 15, 2002..........  August 15, 2002          6.00%  $  200,000,000   February 15    January 31
                                                                              August 15      July 31



     INDENTURE REGARDING DEBT SECURITIES BETWEEN ASSOCIATES FIRST CAPITAL CORPORATION (SUCCESSOR TO AVCO FINANCIAL SERVICES, INC.) AND THE CHASE MANHATTAN BANK (SUCCESSOR TO MANUFACTURERS HANOVER TRUST COMPANY), DATED AS OF AUGUST 1, 1982.



                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
7 3/8% Senior Notes due
  August 15, 2001..........  August 15, 2001         7 3/8%  $  200,000,000   February 15    January 31
                                                                              August 15      July 31



     INDENTURE REGARDING SENIOR SECURITIES BETWEEN ASSOCIATES CORPORATION OF NORTH AMERICA AND THE CHASE MANHATTAN BANK (SUCCESSOR TO THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION)), DATED AS OF NOVEMBER 1, 1995.



                                                                                    INTEREST     RECORD DATES
                                                   INTEREST        PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)    MATURITY DATE           RATE            AMOUNT          DATES         PAYMENT
-------------------------  ------------------   --------------   --------------   ------------   ------------
6 5/8% Senior Notes due
  May 15, 2001.........    May 15, 2001                  6.625%  $  300,000,000   May 15         April 30
                                                                                  November 15    October 30
5 7/8% Senior Notes due
  May 16, 2001.........    May 16, 2001                  5.875%  $  300,000,000   May 16         May 1
                                                                                  November 16    November 1
6.70% Senior Notes due
  May 29, 2001.........    May 29, 2001                   6.70%  $  300,000,000   May 29         May 14
                                                                                  November 29    November 14
Floating Rate Senior
  Notes due June 14,
  2001(1)(3)...........    June 14, 2001           Three-Month   $1,000,000,000   March 14       1 business
                                                         LIBOR                    June 14        day
                                                 Floating Rate                    September 14   preceding
                                                    plus 0.10%                    December 14    payment date

                                                                                    INTEREST     RECORD DATES
                                                   INTEREST        PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)    MATURITY DATE           RATE            AMOUNT          DATES         PAYMENT
-------------------------  ------------------   --------------   --------------   ------------   ------------
Exchangeable Floating
  Rate Senior Notes due
  June 26,
  2001(1)(3)(4)........    June 26, 2001,          Three-Month   $1,000,000,000   March 26       1 business
                           exchangeable for a            LIBOR                    June 26        day
                           new Series            Floating Rate                    September 26   preceding
                                                                                  December 26    payment date
6 3/4% Senior Notes due
  July 15, 2001........    July 15, 2001                  6.75%  $  350,000,000   January 15     June 30
                                                                                  July 15        December 31
6 3/4% Senior Notes due
  August 1, 2001.......    August 1, 2001                 6.75%  $  200,000,000   February 1     January 15
                                                                                  August 1       July 15
6.45% Senior Notes due
  October 15, 2001.....    October 15, 2001               6.45%  $  325,000,000   April 15       March 31
                                                                                  October 15     September 30
5.50% Senior Notes due
  February 15, 2002....    February 15, 2002              5.50%  $  500,000,000   February 15    January 31
                                                                                  August 15      July 31
Floating Rate Senior
  Notes due February 22,
  2002(1)(3)...........    February 22, 2002    Three-Month      $1,500,000,000   February 22    1 business
                                                LIBOR                             May 22         day
                                                Floating Rate                     August 22      preceding
                                                plus 0.10%                        November 22    payment date
Floating Rate Senior
  Notes due May 17,
  2002(1)(3)...........    May 17, 2002         Three-Month      $1,000,000,000   February 17    1 business
                                                LIBOR                             May 17         day
                                                Floating Rate                     August 17      preceding
                                                plus 0.12%                        November 17    payment date
5 7/8% Senior Notes due
  July 15, 2002........    July 15, 2002                 5.875%  $  300,000,000   January 15     June 30
                                                                                  July 15        December 31
6.50% Senior Notes due
  July 15, 2002........    July 15, 2002                  6.50%  $  500,000,000   January 15     June 30
                                                                                  July 15        December 31
6.50% Senior Notes due
  August 15, 2002......    August 15, 2002                6.50%  $  200,000,000   February 15    January 31
                                                                                  August 15      July 31
6.50% Senior Notes due
  October 15, 2002.....    October 15, 2002               6.50%  $  275,000,000   April 15       March 31
                                                                                  October 15     September 30
6.00% Senior Notes due
  December 1, 2002.....    December 1, 2002               6.00%  $  300,000,000   June 1         May 15
                                                                                  December 1     November 15
6.00% Senior Notes due
  April 15, 2003.......    April 15, 2003                 6.00%  $  500,000,000   April 15       March 31
                                                                                  October 15     September 30
Floating Rate Senior
  Notes due May 8,
  2003(1)(3)...........    May 8, 2003          Three-Month      $1,000,000,000   February 8     1 business
                                                LIBOR                             May 8          day
                                                Floating Rate                     August 8       preceding
                                                plus 0.25%                        November 8     payment date

                                                                                    INTEREST     RECORD DATES
                                                   INTEREST        PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)    MATURITY DATE           RATE            AMOUNT          DATES         PAYMENT
-------------------------  ------------------   --------------   --------------   ------------   ------------
6 7/8% Senior Notes due
  August 1, 2003.......    August 1, 2003                6.875%  $  200,000,000   February 1     January 15
                                                                                  August 1       July 15
5.75% Senior Notes due
  November 1, 2003.....    November 1, 2003               5.75%  $2,300,000,000   May 1          April 15
                                                                                  November 1     October 15
5.50% Senior Notes due
  February 15, 2004....    February 15, 2004              5.50%  $  500,000,000   February 15    January 31
                                                                                  August 15      July 31
5.80% Senior Notes due
  April 20, 2004.......    April 20, 2004                 5.80%  $1,500,000,000   April 20       April 5
                                                                                  October 20     October 5
Floating Rate Senior
  Notes due June 15,
  2004(1)(3)(5)........    June 15, 2004        Three-Month      $1,000,000,000   March 15       1 business
                                                LIBOR                             June 15        day
                                                Floating Rate                     September 15   preceding
                                                plus any                          December 15    payment date
                                                applicable
                                                spread(5)
6.10% Senior Notes due
  January 15, 2005.....    January 15, 2005               6.10%  $  300,000,000   January 15     June 30
                                                                                  July 15        December 31
6.20% Senior Notes due
  May 16, 2005.........    May 16, 2005                   6.20%  $  200,000,000   May 16         May 1
                                                                                  November 16    November 1
6.00% Senior Notes due
  July 15, 2005........    July 15, 2005                  6.00%  $  500,000,000   January 15     June 30
                                                                                  July 15        December 31
6.25% Senior Notes due
  November 1, 2008.....    November 1, 2008               6.25%  $1,500,000,000   May 1          April 15
                                                                                  November 1     October 15
6.95% Senior Notes due
  November 1, 2018.....    November 1, 2018               6.95%  $1,000,000,000   May 1          April 15
                                                                                  November 1     October 15
6 7/8% Senior Notes due
  November 15, 2008....    November 15, 2008             6.875%  $  300,000,000   May 15         April 30
                                                                                  November 15    October 31
7.00% Senior Notes due
  December 8, 2008.....    December 8, 2008               7.00%  $   50,000,000   May 15         April 30
                                                                                  November 15    October 31
7.00% Senior Notes due
  February 10, 2009....    February 10, 2009              7.00%  $   50,000,000   May 15         April 30
                                                                                  November 15    October 31
Putable/Callable Senior
  Notes due August 27,
  2011(6)..............    August 27, 2011      Three-Month      $  625,000,000   February 27    February 12
                                                LIBOR                             May 27         May 12
                                                Floating Rate                     August 27      August 12
                                                plus 0.10%                        November 27    November 12
                                                until August
                                                26,
                                                2001(6)
5.96% Senior Notes due
  May 15, 2037.........    May 15, 2037                   5.96%  $  500,000,000   May 15         April 30
                                                                                  November 15    October 31

                                                                                    INTEREST     RECORD DATES
                                                   INTEREST        PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)    MATURITY DATE           RATE            AMOUNT          DATES         PAYMENT
-------------------------  ------------------   --------------   --------------   ------------   ------------
Floating Rate Senior
  Notes due October 5,
  2001(1)(3)...........    October 5, 2001      Three-Month      $  500,000,000   July 5 and     1 business
                                                LIBOR                             October 5,     day
                                                Floating Rate                     2000 and       preceding
                                                                                  January 5,     payment date
                                                                                  April 5, and
                                                                                  July 5, 2001
6.84% Medium Term Series
  I Senior Notes due July
  3, 2001..............    July 3, 2001                   6.84%  $    5,000,000   May 1          15 days
                                                                                  November 1     preceding
                                                                                                 payment date
7.11% Medium Term Series
  I Senior Notes due July
  16, 2001.............    July 16, 2001                  7.11%  $   10,000,000   May 1          15 days
                                                                                  November 1     preceding
                                                                                                 payment date
7.00% Medium Term Series
  I Senior Notes due July
  23, 2001.............    July 23, 2001                  7.00%  $   15,000,000   May 1          15 days
                                                                                  November 1     preceding
                                                                                                 payment date
7.00% Medium Term Series
  I Senior Notes due July
  30, 2001.............    July 30, 2001                  7.00%  $      250,000   May 1          15 days
                                                                                  November 1     preceding
                                                                                                 payment date
7.04% Medium Term Series
  I Senior Notes due July
  30, 2001.............    July 30, 2001                  7.04%  $      200,000   May 1          15 days
                                                                                  November 1     preceding
                                                                                                 payment date
6.95% Medium Term Series
  I Senior Notes due
  September 4,
  2001.................    September 4,                   6.95%  $   20,000,000   May 1          15 days
                           2001
                                                                                  November 1     preceding
                                                                                                 payment date
6.68% Medium Term Series
  I Senior Notes due
  October 11,
  2001.................    October 11, 2001               6.68%  $   10,000,000   May 1          15 days
                                                                                  November 1     preceding
                                                                                                 payment date
6.73% Medium Term Series
  I Senior Notes due
  October 22,
  2001.................    October 22, 2001               6.73%  $   15,000,000   May 1          15 days
                                                                                  November 1     preceding
                                                                                                 payment date
7.24% Medium Term Series
  I Senior Notes due May
  1, 2002..............    May 1, 2002                    7.24%  $   50,000,000   May 1          15 days
                                                                                  November 1     preceding
                                                                                                 payment date

                                                                                    INTEREST     RECORD DATES
                                                   INTEREST        PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)    MATURITY DATE           RATE            AMOUNT          DATES         PAYMENT
-------------------------  ------------------   --------------   --------------   ------------   ------------
6.97% Medium Term Series
  I Senior Notes due May
  9, 2002..............    May 9, 2002                    6.97%  $   50,000,000   May 1          15 days
                                                                                  November 1     preceding
                                                                                                 payment date
6.875% Medium Term Series
  I Senior Notes due May
  15, 2002.............    May 15, 2002                  6.875%  $    5,000,000   May 1          15 days
                                                                                  November 1     preceding
                                                                                                 payment date
6.74% Medium Term Series
  I Senior Notes due
  October 10,
  2002.................    October 10, 2002               6.74%  $   15,000,000   May 1          15 days
                                                                                  November 1     preceding
                                                                                                 payment date
7.26% Medium Term Series
  I Senior Notes due
  April 19, 2004.......    April 19, 2004                 7.26%  $   10,000,000   May 1          15 days
                                                                                  November 1     preceding
                                                                                                 payment date
7.45% Medium Term Series
  I Senior Notes due June
  28, 2006.............    June 28, 2006                  7.45%  $    1,000,000   May 1          15 days
                                                                                  November 1     preceding
                                                                                                 payment date
7.55% Medium Term Series
  I Senior Notes due July
  17, 2006.............    July 17, 2006                  7.55%  $   30,000,000   May 1          15 days
                                                                                  November 1     preceding
                                                                                                 payment date
7.37% Medium Term Series
  I Senior Notes due
  August 1, 2006.......    August 1, 2006                 7.37%  $   10,000,000   May 1          15 days
                                                                                  November 1     preceding
                                                                                                 payment date
7.24% Medium Term Series
  I Senior Notes due
  August 15, 2006......    August 15, 2006                7.24%  $   20,000,000   May 1          15 days
                                                                                  November 1     preceding
                                                                                                 payment date
Floating Rate Medium Term
  Series J Senior Notes
  due September 17,
  2001(7)..............    September 17, 2001   Federal Funds    $  800,000,000   March 17       15 days
                                                Rate plus                         June 17        preceding
                                                0.30%                             September 17   payment date
                                                                                  December 17

     INDENTURE REGARDING SUBORDINATED SECURITIES BETWEEN ASSOCIATES CORPORATION OF NORTH AMERICA AND THE CHASE MANHATTAN BANK (SUCCESSOR TO THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION)), DATED AS OF NOVEMBER 1, 1995.



                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
6 7/8% Subordinated Notes
  due November 15, 2008....  November 15, 2008       6.875%  $  300,000,000   May 15         April 30
                                                                              November 15    October 31



     INDENTURE REGARDING DEBT SECURITIES BETWEEN ASSOCIATES CORPORATION OF NORTH AMERICA AND CITIBANK, N.A., DATED AS OF OCTOBER 15, 1994.



                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
7 1/2% Senior Notes due
  April 15, 2002...........  April 15, 2002           7.50%  $  300,000,000   April 15       March 31
                                                                              October 15     September 30
6 3/8% Senior Notes due
  October 15, 2002.........  October 15, 2002        6.375%  $  300,000,000   April 15       March 31
                                                                              October 15     September 30
7 3/4% Senior Notes due
  February 15, 2005........  February 15, 2005        7.75%  $  298,000,000   February 15    January 31
                                                                              August 15      July 31
6 5/8% Senior Notes due
  June 15, 2005............  June 15, 2005           6.625%  $  300,000,000   June 15        May 31
                                                                              December 15    November 30
6 3/8% Senior Notes due
  November 15, 2005........  November 15, 2005       6.375%  $  200,000,000   May 15         April 30
                                                                              November 15    October 31
6.41% Medium Term Series H
  Senior Notes due April 9,
  2001.....................  April 9, 2001            6.41%  $    2,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.652% Medium Term Series H
  Senior Notes due April
  18, 2001.................  April 18, 2001          6.652%  $    1,500,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.78% Medium Term Series H
  Senior Notes due April
  23, 2001.................  April 23, 2001           6.78%  $   11,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.73% Medium Term Series H
  Senior Notes due April
  24, 2001.................  April 24, 2001           6.73%  $    1,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.80% Medium Term Series H
  Senior Notes due May 3,
  2001.....................  May 3, 2001              6.80%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date

                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
6.78% Medium Term Series H
  Senior Notes due July 31,
  2001.....................  July 31, 2001            6.78%  $   25,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.81% Medium Term Series H
  Senior Notes due August
  3, 2001..................  August 3, 2001           6.81%  $   15,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.40% Medium Term Series H
  Senior Notes due May 3,
  2002.....................  May 3, 2002              7.40%  $    3,750,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.45% Medium Term Series H
  Senior Notes due May 9,
  2002.....................  May 9, 2002              7.45%  $    3,050,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.00% Medium Term Series H
  Senior Notes due May 15,
  2002.....................  May 15, 2002             7.00%  $    3,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.96% Medium Term Series H
  Senior Notes due May 23,
  2002.....................  May 23, 2002             6.96%  $      750,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.62% Medium Term Series H
  Senior Notes due June 19,
  2002.....................  June 19, 2002            6.62%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.58% Medium Term Series H
  Senior Notes due June 28,
  2002.....................  June 28, 2002            6.58%  $    6,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.63% Medium Term Series H
  Senior Notes due July 10,
  2002.....................  July 10, 2002            6.63%  $      250,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.68% Medium Term Series H
  Senior Notes due July 11,
  2002.....................  July 11, 2002            6.68%  $    4,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.93% Medium Term Series H
  Senior Notes due July 25,
  2002.....................  July 25, 2002            6.93%  $   25,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date

                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
6.94% Medium Term Series H
  Senior Notes due July 25,
  2002.....................  July 25, 2002            6.94%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.90% Medium Term Series H
  Senior Notes due July 29,
  2002.....................  July 29, 2002            6.90%  $   22,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.95% Medium Term Series H
  Senior Notes due August
  1, 2002..................  August 1, 2002           6.95%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.93% Medium Term Series H
  Senior Notes due August
  1, 2002..................  August 1, 2002           6.93%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.86% Medium Term Series H
  Senior Notes due August
  2, 2002..................  August 2, 2002           6.86%  $      500,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.87% Medium Term Series H
  Senior Notes due August
  12, 2002.................  August 12, 2002          6.87%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.05% Medium Term Series H
  Senior Notes due August
  19, 2002.................  August 19, 2002          7.05%  $    1,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.71% Medium Term Series H
  Senior Notes due
  September 27, 2002.......  September 27, 2002       6.71%  $   21,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.67% Medium Term Series H
  Senior Notes due
  September 30, 2002.......  September 30, 2002       6.67%  $    1,500,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.73% Medium Term Series H
  Senior Notes due
  September 30, 2002.......  September 30, 2002       6.73%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.57% Medium Term Series H
  Senior Notes due October
  4, 2002..................  October 4, 2002          6.57%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date

                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
6.59% Medium Term Series H
  Senior Notes due October
  7, 2002..................  October 7, 2002          6.59%  $   20,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.52% Medium Term Series H
  Senior Notes due October
  11, 2002.................  October 11, 2002         6.52%  $   25,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.50% Medium Term Series H
  Senior Notes due October
  15, 2002.................  October 15, 2002         6.50%  $   20,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.53% Medium Term Series H
  Senior Notes due October
  16, 2002.................  October 16, 2002         6.53%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.43% Medium Term Series H
  Senior Notes due October
  18, 2002.................  October 18, 2002         6.43%  $      500,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.40% Medium Term Series H
  Senior Notes due October
  20, 2002.................  October 20, 2002         6.40%  $   15,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.19% Medium Term Series H
  Senior Notes due December
  19, 2002.................  December 19, 2002        6.19%  $    8,500,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.00% Medium Term Series H
  Senior Notes due January
  9, 2003..................  January 9, 2003          6.00%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.15% Medium Term Series H
  Senior Notes due January
  13, 2003.................  January 13, 2003         6.15%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.21% Medium Term Series H
  Senior Notes due January
  17, 2003.................  January 17, 2003         6.21%  $    2,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.01% Medium Term Series H
  Senior Notes due February
  7, 2003..................  February 7, 2003         6.01%  $   20,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date

                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
6.00% Medium Term Series H
  Senior Notes due February
  10, 2003.................  February 10, 2003        6.00%  $    2,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
5.97% Medium Term Series H
  Senior Notes due February
  17, 2003.................  February 17, 2003        5.97%  $   20,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
5.89% Medium Term Series H
  Senior Notes due February
  20, 2003.................  February 20, 2003        5.89%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.35% Medium Term Series H
  Senior Notes due February
  28, 2003.................  February 28, 2003        6.35%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.25% Medium Term Series H
  Senior Notes due March 7,
  2003.....................  March 7, 2003            6.25%  $    1,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.38% Medium Term Series H
  Senior Notes due March
  11, 2003.................  March 11, 2003           6.38%  $    1,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.42% Medium Term Series H
  Senior Notes due March
  12, 2003.................  March 12, 2003           6.42%  $      300,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.78% Medium Term Series H
  Senior Notes due March
  18, 2003.................  March 18, 2003           6.78%  $   15,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.73% Medium Term Series H
  Senior Notes due March
  27, 2003.................  March 27, 2003           6.73%  $   25,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.69% Medium Term Series H
  Senior Notes due April 1,
  2003.....................  April 1, 2003            6.69%  $   25,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.82% Medium Term Series H
  Senior Notes due April 2,
  2003.....................  April 2, 2003            6.82%  $   15,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date

                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
6.77% Medium Term Series H
  Senior Notes due April
  10, 2003.................  April 10, 2003           6.77%  $   17,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.09% Medium Term Series H
  Senior Notes due April
  11, 2003.................  April 11, 2003           7.09%  $    5,700,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.08% Medium Term Series H
  Senior Notes due April
  15, 2003.................  April 15, 2003           7.08%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.00% Medium Term Series H
  Senior Notes due April
  23, 2003.................  April 23, 2003           7.00%  $   16,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.00% Medium Term Series H
  Senior Notes due May 5,
  2003.....................  May 5, 2003              7.00%  $    1,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.00% Medium Term Series H
  Senior Notes due May 16,
  2003.....................  May 16, 2003             7.00%  $    6,100,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.18% Medium Term Series H
  Senior Notes due June 4,
  2003.....................  June 4, 2003             7.18%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.50% Medium Term Series H
  Senior Notes due October
  27, 2003.................  October 27, 2003         6.50%  $    2,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.70% Medium Term Series H
  Senior Notes due April
  11, 2005.................  April 11, 2005           7.70%  $      850,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.625% Medium Term Series H
  Senior Notes due April
  27, 2005.................  April 27, 2005          7.625%  $   60,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.18% Medium Term Series H
  Senior Notes due May 25,
  2005.....................  May 25, 2005             7.18%  $    3,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date

                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
6.70% Medium Term Series H
  Senior Notes due
  September 1, 2005........  September 1, 2005        6.70%  $    4,800,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.65% Medium Term Series H
  Senior Notes due October
  13, 2005.................  October 13, 2005         6.65%  $    2,700,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.71% Medium Term Series H
  Senior Notes due October
  17, 2005.................  October 17, 2005         6.71%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.54% Medium Term Series H
  Senior Notes due October
  24, 2005.................  October 24, 2005         6.54%  $    3,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.57% Medium Term Series H
  Senior Notes due October
  24, 2005.................  October 24, 2005         6.57%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.58% Medium Term Series H
  Senior Notes due October
  24, 2005.................  October 24, 2005         6.58%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.56% Medium Term Series H
  Senior Notes due November
  14, 2005.................  November 14, 2005        6.56%  $    1,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.38% Medium Term Series H
  Senior Notes due December
  15, 2005.................  December 15, 2005        7.38%  $   14,930,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.30% Medium Term Series H
  Senior Notes due January
  10, 2006.................  January 10, 2006         6.30%  $    3,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.20% Medium Term Series H
  Senior Notes due February
  6, 2006..................  February 6, 2006         6.20%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.26% Medium Term Series H
  Senior Notes due February
  15, 2006.................  February 15, 2006        6.26%  $   20,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date

                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
6.55% Medium Term Series H
  Senior Notes due February
  28, 2006.................  February 28, 2006        6.55%  $   25,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.52% Medium Term Series H
  Senior Notes due March 6,
  2006.....................  March 6, 2006            6.52%  $      250,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.19% Medium Term Series H
  Senior Notes due April
  12, 2006.................  April 12, 2006           7.19%  $    1,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.28% Medium Term Series H
  Senior Notes due May 8,
  2006.....................  May 8, 2006              7.28%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.25% Medium Term Series H
  Senior Notes due May 8,
  2006.....................  May 8, 2006              7.25%  $   27,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.50% Medium Term Series H
  Senior Notes due May 10,
  2006.....................  May 10, 2006             7.50%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.44% Medium Term Series H
  Senior Notes due May 12,
  2006.....................  May 12, 2006             7.44%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.38% Medium Term Series H
  Senior Notes due May 15,
  2006.....................  May 15, 2006             7.38%  $    2,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.40% Medium Term Series H
  Senior Notes due May 15,
  2006.....................  May 15, 2006             7.40%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.35% Medium Term Series H
  Senior Notes due May 15,
  2006.....................  May 15, 2006             7.35%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.24% Medium Term Series H
  Senior Notes due May 17,
  2006.....................  May 17, 2006             7.24%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date

                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
7.23% Medium Term Series H
  Senior Notes due May 17,
  2006.....................  May 17, 2006             7.23%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.25% Medium Term Series H
  Senior Notes due May 22,
  2006.....................  May 22, 2006             7.25%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.23% Medium Term Series H
  Senior Notes due May 22,
  2006.....................  May 22, 2006             7.23%  $   12,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.20% Medium Term Series H
  Senior Notes due January
  29, 2007.................  January 29, 2007         6.20%  $      500,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date



     INDENTURE REGARDING DEBT SECURITIES BETWEEN ASSOCIATES CORPORATION OF NORTH AMERICA AND THE BANK OF NEW YORK (AS SUCCESSOR TO NATIONSBANK OF TEXAS, N.A.), DATED AS OF OCTOBER 15, 1994.



                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
6.375% Senior Notes due
  July 15, 2002............  July 15, 2002           6.375%  $  300,000,000   January 15     June 30
                                                                              July 15        December 31



     INDENTURE REGARDING DEBT SECURITIES BETWEEN ASSOCIATES CORPORATION OF NORTH AMERICA AND FIRST UNION NATIONAL BANK (AS SUCCESSOR TO FIRST FIDELITY BANK, NATIONAL ASSOCIATION, NEW JERSEY), DATED AS OF JULY 15, 1993.



                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
7.625% Medium Term Notes
  Series G due July 30,
  2001.....................  July 30, 2001           7.625%  $    1,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
8.43% Medium Term Notes
  Series G due August 15,
  2001.....................  August 15, 2001          8.43%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.55% Medium Term Notes
  Series G due August 23,
  2001.....................  August 23, 2001          7.55%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
8.27% Medium Term Notes
  Series G due November 8,
  2001.....................  November 8, 2001         8.27%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date

                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
8.43% Medium Term Notes
  Series G due November 23,
  2001.....................  November 23, 2001        8.43%  $    1,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
8.47% Medium Term Notes
  Series G due January 7,
  2002.....................  January 7, 2002          8.47%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
8.47% Medium Term Notes
  Series G due January 9,
  2002.....................  January 9, 2002          8.47%  $    1,250,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
8.22% Medium Term Notes
  Series G due February 1,
  2002.....................  February 1, 2002         8.22%  $   20,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.70% Medium Term Notes
  Series G due March 1,
  2002.....................  March 1, 2002            7.70%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.75% Medium Term Notes
  Series G due March 1,
  2002.....................  March 1, 2002            7.75%  $    4,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.62% Medium Term Notes
  Series G due March 27,
  2002.....................  March 27, 2002           7.62%  $   25,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.62% Medium Term Notes
  Series G due March 29,
  2002.....................  March 29, 2002           7.62%  $      100,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.42% Medium Term Notes
  Series G due January 12,
  2004.....................  January 12, 2004         6.42%  $    1,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.40% Medium Term Notes
  Series G due January 12,
  2004.....................  January 12, 2004         6.40%  $    2,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.32% Medium Term Notes
  Series G due January 13,
  2004.....................  January 13, 2004         6.32%  $    5,300,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date

                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
6.44% Medium Term Notes
  Series G due January 15,
  2004.....................  January 15, 2004         6.44%  $   26,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.20% Medium Term Notes
  Series G due January 26,
  2004.....................  January 26, 2004         6.20%  $   20,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.39% Medium Term Notes
  Series G due February 17,
  2004.....................  February 17, 2004        6.39%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.41% Medium Term Notes
  Series G due February 17,
  2004.....................  February 17, 2004        6.41%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.52% Medium Term Notes
  Series G due March 1,
  2004.....................  March 1, 2004            6.52%  $    1,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.00% Medium Term Notes
  Series G due March 25,
  2004.....................  March 25, 2004           7.00%  $    2,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.08% Medium Term Notes
  Series G due April 1,
  2004.....................  April 1, 2004            7.08%  $    7,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.29% Medium Term Notes
  Series G due April 7,
  2004.....................  April 7, 2004            7.29%  $    2,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.50% Medium Term Notes
  Series G due April 9,
  2004.....................  April 9, 2004            7.50%  $      500,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.58% Medium Term Notes
  Series G due April 12,
  2004.....................  April 12, 2004           7.58%  $   11,750,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.54% Medium Term Notes
  Series G due April 14,
  2004.....................  April 14, 2004           7.54%  $   15,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date

                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
7.53% Medium Term Notes
  Series G due April 29,
  2004.....................  April 29, 2004           7.53%  $    1,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.53% Medium Term Notes
  Series G due May 5,
  2004.....................  May 5, 2004              7.53%  $      100,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.94% Medium Term Notes
  Series G due May 17,
  2004.....................  May 17, 2004             7.94%  $    1,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.88% Medium Term Notes
  Series G due May 18,
  2004.....................  May 18, 2004             7.88%  $    1,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.64% Medium Term Notes
  Series G due May 26,
  2004.....................  May 26, 2004             7.64%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.78% Medium Term Notes
  Series G due May 28,
  2004.....................  May 28, 2004             7.78%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.78% Medium Term Notes
  Series G due June 1,
  2004.....................  June 1, 2004             7.78%  $    1,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.55% Medium Term Notes
  Series G due June 1,
  2004.....................  June 1, 2004             7.55%  $   30,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.625% Medium Term Notes
  Series G due June 1,
  2004.....................  June 1, 2004            7.625%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.88% Medium Term Notes
  Series G due June 2,
  2004.....................  June 2, 2004             7.88%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.70% Medium Term Notes
  Series G due June 10,
  2004.....................  June 10, 2004            7.70%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date

                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
7.60% Medium Term Notes
  Series G due June 15,
  2004.....................  June 15, 2004            7.60%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.68% Medium Term Notes
  Series G due June 22,
  2004.....................  June 22, 2004            7.68%  $    1,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.72% Medium Term Notes
  Series G due June 23,
  2004.....................  June 23, 2004            7.72%  $    4,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.81% Medium Term Notes
  Series G due July 1,
  2004.....................  July 1, 2004             7.81%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.95% Medium Term Notes
  Series G due July 13,
  2004.....................  July 13, 2004            7.95%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.92% Medium Term Notes
  Series G due July 13,
  2004.....................  July 13, 2004            7.92%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.88% Medium Term Notes
  Series G due July 14,
  2004.....................  July 14, 2004            7.88%  $    2,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.97% Medium Term Notes
  Series G due July 20,
  2004.....................  July 20, 2004            7.97%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.71% Medium Term Notes
  Series G due August 24,
  2004.....................  August 24, 2004          7.71%  $   12,250,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.80% Medium Term Notes
  Series G due September
  15, 2004.................  September 15, 2004       7.80%  $   25,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.97% Medium Term Notes
  Series G due September
  20, 2004.................  September 20, 2004       7.97%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date

                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
8.25% Medium Term Notes
  Series G due October 15,
  2004.....................  October 15, 2004         8.25%  $   50,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
8.22% Medium Term Notes
  Series G due October 18,
  2004.....................  October 18, 2004         8.22%  $      250,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
8.26% Medium Term Notes
  Series G due October 20,
  2004.....................  October 20, 2004         8.26%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
8.44% Medium Term Notes
  Series G due October 27,
  2004.....................  October 27, 2004         8.44%  $    3,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
8.50% Medium Term Notes
  Series G due November 1,
  2004.....................  November 1, 2004         8.50%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
8.625% Medium Term Notes
  Series G due November 15,
  2004.....................  November 15, 2004       8.625%  $   25,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
8.58% Medium Term Notes
  Series G due November 23,
  2004.....................  November 23, 2004        8.58%  $   18,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
8.60% Medium Term Notes
  Series G due December 8,
  2004.....................  December 8, 2004         8.60%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
8.48% Medium Term Notes
  Series G due December 28,
  2004.....................  December 28, 2004        8.48%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
8.48% Medium Term Notes
  Series G due December 29,
  2004.....................  December 29, 2004        8.48%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
8.55% Medium Term Notes
  Series G due January 12,
  2005.....................  January 12, 2005         8.55%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date

                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
8.55% Medium Term Notes
  Series G due January 17,
  2005.....................  January 17, 2005         8.55%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
8.49% Medium Term Notes
  Series G due January 31,
  2005.....................  January 31, 2005         8.49%  $      500,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
8.17% Medium Term Notes
  Series G due February 10,
  2005.....................  February 10, 2005        8.17%  $    2,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
8.18% Medium Term Notes
  Series G due February 15,
  2005.....................  February 15, 2005        8.18%  $   25,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.97% Medium Term Notes
  Series G due March 1,
  2005.....................  March 1, 2005            7.97%  $   17,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.70% Medium Term Notes
  Series G due April 1,
  2005.....................  April 1, 2005            7.70%  $   31,525,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.64% Medium Term Notes
  Series G due October 3,
  005......................  October 3, 2005          7.64%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date



     INDENTURE REGARDING SENIOR SECURITIES BETWEEN ASSOCIATES CORPORATION OF NORTH AMERICA AND STATE STREET BANK AND TRUST COMPANY (SUCCESSOR TO THE FIRST NATIONAL BANK OF BOSTON), DATED AS OF OCTOBER 15, 1992.



                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
6.875% Senior Notes due
  February 1, 2003.........  February 1, 2003        6.875%  $  150,000,000   February 1     January 15
                                                                              August 1       July 15



     INDENTURE REGARDING SENIOR SECURITIES BETWEEN ASSOCIATES CORPORATION OF NORTH AMERICA AND BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
(SUCCESSOR-IN-INTEREST TO THE FIRST NATIONAL BANK OF CHICAGO), DATED AS OF OCTOBER 15, 1992.



                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
7 7/8% Senior Notes due
  September 30, 2001.......  September 30, 2001      7.875%  $  300,000,000   March 31       March 15
                                                                              September 30   September 15

                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
5 3/4% Senior Notes due
  October 15, 2003.........  October 15, 2003         5.75%  $  300,000,000   April 15       March 15
                                                                              October 15     September 15
7.95% Senior Debentures due
  February 15, 2010, Series
  A........................  February 15, 2010        7.95%  $  150,000,000   February 15    January 31
                                                                              August 15      July 31
7.95% Senior Debentures due
  February 15, 2010, Series
  B........................  February 15, 2010        7.95%  $  100,000,000   February 15    January 31
                                                                              August 15      July 31
6.44% Medium Term Series F
  Senior Notes, due April
  25, 2003.................  April 25, 20003          6.44%  $    2,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.63% Medium Term Series F
  Senior Notes, due May 7,
  2003.....................  May 7, 2003              6.63%  $      200,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.675% Medium Term Series F
  Senior Notes, due May 26,
  2003.....................  May 26, 2003            6.675%  $      100,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.53% Medium Term Series F
  Senior Notes, due May 27,
  2003.....................  May 27, 2003             6.53%  $      100,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.49% Medium Term Series F
  Senior Notes, due June
  27, 2003.................  June 27, 2003            6.49%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.42% Medium Term Series F
  Senior Notes, due July 2,
  2003.....................  July 2, 2003             6.42%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.39% Medium Term Series F
  Senior Notes, due July
  14, 2003.................  July 14, 2003            6.39%  $    2,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.30% Medium Term Series F
  Senior Notes, due May 1,
  2003.....................  May 1, 2003              6.30%  $    7,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.37% Medium Term Series F
  Senior Notes, due July
  27, 2005.................  July 27, 2005            6.37%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date

                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
6.39% Medium Term Series F
  Senior Notes, due July
  28, 2003.................  July 28, 2003            6.39%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.43% Medium Term Series F
  Senior Notes, due July
  29, 2003.................  July 29, 2003            6.43%  $    4,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.52% Medium Term Series F
  Senior Notes, due July
  30, 2003.................  July 30, 2003            6.52%  $    2,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.33% Medium Term Series F
  Senior Notes, due August
  18, 2003.................  August 18, 2003          6.33%  $    6,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.29% Medium Term Series F
  Senior Notes, due August
  19, 2003.................  August 19, 2003          6.29%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.30% Medium Term Series F
  Senior Notes, due August
  24, 2005.................  August 24, 2005          6.30%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.25% Medium Term Series F
  Senior Notes, due August
  25, 2003.................  August 25, 2003          6.25%  $      500,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.22% Medium Term Series F
  Senior Notes, due August
  26, 2003.................  August 26, 2003          6.22%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.08% Medium Term Series F
  Senior Notes, due
  September 2, 2003........  September 2, 2003        6.08%  $   20,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
5.78% Medium Term Series F
  Senior Notes, due
  September 15, 2003.......  September 15, 2003       5.78%  $    2,300,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
5.86% Medium Term Series F
  Senior Notes, due
  September 17, 2003.......  September 17, 2003       5.86%  $      500,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date

                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
6.08% Medium Term Series F
  Senior Notes, due
  September 29, 2003.......  September 29, 2003       6.08%  $    1,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.08% Medium Term Series F
  Senior Notes, due
  September 29, 2003.......  September 29, 2003       6.08%  $   25,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date



     INDENTURE REGARDING DEBT SECURITIES BETWEEN ASSOCIATES CORPORATION OF NORTH AMERICA AND BANKERS TRUST COMPANY, DATED AS OF DECEMBER 1, 1985.



                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
8.15% Subordinated
  Debentures due August 1,
  2009.....................  August 1, 2009           8.15%  $  124,995,000   February 1     November 15
                                                                              August 1       July 15



     INDENTURE REGARDING DEBT SECURITIES BETWEEN ASSOCIATES CORPORATION OF NORTH AMERICA AND THE CHASE MANHATTAN BANK (SUCCESSOR TO MANUFACTURERS HANOVER TRUST COMPANY), DATED AS OF SEPTEMBER 15, 1987.



                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
8.55% Senior Debentures due
  July 15, 2009............  July 15, 2009            8.55%  $  200,000,000   January 15     December 31
                                                                              July 15        June 30
8.95% Medium Term Series E
  Senior Notes due July 26,
  2001.....................  July 26, 2001            8.95%  $      800,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
8.72% Medium Term Series E
  Senior Notes due
  September 4, 2001........  September 4, 2001        8.72%  $      500,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
8.07% Medium Term Series E
  Senior Notes due February
  13, 2002.................  February 13, 2002        8.07%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
8.10% Medium Term Series E
  Senior Notes due February
  13, 2002.................  February 13, 2002        8.10%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.875% Medium Term Series E
  Senior Notes due February
  17, 2002.................  February 17, 2002       6.875%  $      600,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date

                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
8.15% Medium Term Series E
  Senior Notes due February
  20, 2002.................  February 20, 2002        8.15%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
8.24% Medium Term Series E
  Senior Notes due March
  18, 2002.................  March 18, 2002           8.24%  $   10,100,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
8.45% Medium Term Series E
  Senior Notes due March
  20, 2002.................  March 20, 2002           8.45%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
8.48% Medium Term Series E
  Senior Notes due March
  25, 2002.................  March 25, 2002           8.48%  $    6,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
8.40% Medium Term Series E
  Senior Notes due March
  25, 2002.................  March 25, 2002           8.40%  $      800,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
8.40% Medium Term Series E
  Senior Notes due March
  25, 2002.................  March 25, 2002           8.40%  $    2,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.02% Medium Term Series E
  Senior Notes due May 15,
  2002.....................  May 15, 2002             7.02%  $    2,400,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.53% Medium Term Series E
  Senior Notes due July 10,
  2002.....................  July 10, 2002            7.53%  $   15,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.50% Medium Term Series E
  Senior Notes due July 15,
  2002.....................  July 15, 2002            7.50%  $    2,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.57% Medium Term Series E
  Senior Notes due July 22,
  2002.....................  July 22, 2002            7.57%  $      450,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.48% Medium Term Series E
  Senior Notes due July 27,
  2002.....................  July 27, 2002            7.48%  $    1,900,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date

                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
7.33% Medium Term Series E
  Senior Notes due July 31,
  2002.....................  July 31, 2002            7.33%  $    2,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.30% Medium Term Series E
  Senior Notes due August
  6, 2002..................  August 6, 2002           7.30%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.16% Medium Term Series E
  Senior Notes due August
  14, 2002.................  August 14, 2002          7.16%  $    5,015,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.24% Medium Term Series E
  Senior Notes due
  September 9, 2002........  September 9, 2002        7.24%  $    2,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
6.92% Medium Term Series E
  Senior Notes due
  September 17, 2002.......  September 17, 2002       6.92%  $      500,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.03% Medium Term Series E
  Senior Notes due
  September 25, 2002.......  September 25, 2002       7.03%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.61% Medium Term Series E
  Senior Notes due October
  30, 2002.................  October 30, 2002         7.61%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.625% Medium Term Series E
  Senior Notes due October
  30, 2002.................  October 30, 2002        7.625%  $    1,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.60% Medium Term Series E
  Senior Notes due November
  1, 2002..................  November 1, 2002         7.60%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.70% Medium Term Series E
  Senior Notes due November
  4, 2002..................  November 4, 2002         7.70%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.68% Medium Term Series E
  Senior Notes due November
  4, 2002..................  November 4, 2002         7.68%  $    1,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date

                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
7.63% Medium Term Series E
  Senior Notes due November
  4, 2002..................  November 4, 2002         7.63%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.72% Medium Term Series E
  Senior Notes due November
  12, 2002.................  November 12, 2002        7.72%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.70% Medium Term Series E
  Senior Notes due November
  15, 2002.................  November 15, 2002        7.70%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.75% Medium Term Series E
  Senior Notes due November
  18, 2002.................  November 18, 2002        7.75%  $    1,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.70% Medium Term Series E
  Senior Notes due November
  25, 2002.................  November 25, 2002        7.70%  $   15,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.65% Medium Term Series E
  Senior Notes due November
  25, 2002.................  November 25, 2002        7.65%  $    7,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.63% Medium Term Series E
  Senior Notes due November
  25, 2002.................  November 25, 2002        7.63%  $    1,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.71% Medium Term Series E
  Senior Notes due December
  2, 2002..................  December 2, 2002         7.71%  $    1,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.67% Medium Term Series E
  Senior Notes due December
  2, 2002..................  December 2, 2002         7.67%  $    1,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.61% Medium Term Series E
  Senior Notes due December
  16, 2002.................  December 16, 2002        7.61%  $    7,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.60% Medium Term Series E
  Senior Notes due December
  17, 2002.................  December 17, 2002        7.60%  $   15,250,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date

                                                                                INTEREST     RECORD DATES
                                                  INTEREST     PRINCIPAL        PAYMENT      FOR INTEREST
TITLE OF SERIES (RANKING)      MATURITY DATE        RATE         AMOUNT          DATES         PAYMENT
-------------------------    ------------------   --------   --------------   ------------   ------------
7.56% Medium Term Series E
  Senior Notes due December
  18, 2002.................  December 18, 2002        7.56%  $    1,500,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.65% Medium Term Series E
  Senior Notes due December
  20, 2002.................  December 20, 2002        7.65%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.65% Medium Term Series E
  Senior Notes due December
  23, 2002.................  December 23, 2002        7.65%  $    8,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.65% Medium Term Series E
  Senior Notes due December
  23, 2002.................  December 23, 2002        7.65%  $   25,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.62% Medium Term Series E
  Senior Notes due December
  23, 2002.................  December 23, 2002        7.62%  $   10,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.61% Medium Term Series E
  Senior Notes due December
  24, 2002.................  December 24, 2002        7.61%  $      500,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.50% Medium Term Series E
  Senior Notes due December
  30, 2002.................  December 30, 2002        7.50%  $    5,000,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date
7.32% Medium Term Series E
  Senior Notes due January
  13, 2003.................  January 13, 2003         7.32%  $    4,400,000   May 1          15 days
                                                                              November 1     preceding
                                                                                             payment date


---------------

(1)The rate of interest for this series of debt securities is determined for each interest period on the second London Banking Day preceding the relevant Reset Date (as defined below). The "LIBOR Floating Rate" for an interest period means a rate equal to the Floating Rate (as defined in the ISDA Definitions) that would be determined by the LIBOR calculation agent under an interest rate swap transaction if the LIBOR calculation agent were acting as Calculation Agent (as defined in the ISDA Definitions) for that swap transaction under the terms of an agreement incorporating the ISDA Definitions and under which:



        (i) the Floating Rate Option (as defined in the ISDA Definitions) is USD-LIBOR-BBA;



        (ii) the Designated Maturity (as defined in the ISDA Definitions) is as indicated and defined below in a separate footnote for each series of debt securities; and



        (iii)The Reset Date (as defined in the ISDA Definitions) is the first day of that interest period.



   "ISDA Definitions" means the 1991 ISDA Definitions, as amended and updated as of the date hereof, published by the International Swaps and Derivatives Association, Inc.

    "USD-LIBOR-BBA" means that the rate for a Reset Date will be the rate for deposits in U.S. Dollars for a period of the Designated Maturity which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two London Banking Days preceding that Reset Date. If such rate does not appear on the Telerate Page 3750, the rate for that Reset Date will be determined as if the parties had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option. "USD-LIBOR-Reference Banks" means that the rate for a Reset Date will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks (as defined in the ISDA Definitions) at approximately 11:00 a.m., London time, on the day that is two London Banking Days preceding the Reset Date to prime banks in the London interbank market for a period of the Designated Maturity commencing on that Reset Date and in a Representative Amount (as defined in the ISDA Definitions). The LIBOR Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that Reset Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Reset Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the LIBOR Calculation Agent, at approximately 11:00 a.m., New York City time, on that Reset Date for loans in U.S. Dollars to leading European banks for a period of the Designated Maturity commencing on the Reset Date and in a Representative Amount.



(2)The Designated Maturity is One Month. (See note 1 above.)



(3)The Designated Maturity is Three Months. (See note 1 above.)



(4)The holder of this series of debt securities (the "Notes") has the right, as of their Maturity Date, to exchange any principal amount of $1,000 (or an integral multiple thereof) of the Notes for a like principal amount of a series of ACONA's notes having the same terms as the Notes, except that the new series of notes shall have the applicable Issue Date, Interest Payment Dates, Spread and Maturity Date specified below (each such series, "Exchange Notes"). Exchange Notes (and any further Exchange Notes for which Exchange Notes may successively be exchanged) will, except as provided below, include a similar provision giving the holder thereof the right, as of the applicable Maturity Date, to exchange any principal amount of $1,000 (or an integral multiple thereof) of such Exchange Notes (such Exchange Notes being for these purposes sometimes referred to herein as "Prior Notes") for a principal amount of a further series of Exchange Notes with the same terms as Prior Notes, except that such Exchange Notes will have the applicable Issue Date, Interest Payment Dates, Spread and Maturity Date specified below. Any Exchange Notes issued on June 25, 2004 shall not have any provision for the exchange thereof for any further series of Exchange Notes and shall have a Maturity Date of June 27, 2005. The Issue Date of any series of Exchange Notes will be the Maturity Date for the Notes or the related Prior Notes. The Interest Payment Dates for any series of Exchange Notes will be the twenty-sixth day of September, December and March, as well as the Maturity Date, commencing on the twenty-sixth day of September following the applicable Issue Date. The applicable rate of interest for each Interest Period of each series of Exchange Notes on an applicable Issue Date is the Three-Month LIBOR Floating Rate, plus the applicable Spread set forth below, and the applicable Maturity Date for such Exchange Notes is as set forth below:



ISSUE DATE                                        SPREAD    MATURITY DATE
----------                                        ------    -------------
June 26, 2001...................................  0.04%     June 26, 2002
June 26, 2002...................................  0.07%     June 26, 2003
June 26, 2003...................................  0.10%     June 25, 2004
June 25, 2004...................................  0.10%     June 27, 2005



   The holder may exchange Notes and any Exchange Notes, as to a principal amount of $1,000 or an integral multiple thereof, by providing instructions and irrevocably transferring such Notes or Exchange Notes through the Depositary for exchange for a like amount of the series of Exchange Notes for which the same are then exchangeable, during the period commencing on the 30th day prior to the applicable Maturity Date and ending on the 15th day prior to the Maturity Date of the Notes or Exchange Notes being exchanged (the "Exchange Period"). If the holder shall fail to provide instructions to exchange Notes or Exchange Notes as to any principal amount, as herein above provided, prior to the close of business in New York City on the last day of the applicable Exchange Period, the right of the holder to exchange the Notes or any Exchange Notes, as the case may be, shall automatically terminate, and the Notes or any Exchange Notes, as to such principal amount, will mature on the applicable Maturity Date.



(5)Putable on June 15, 2001 at face value and annually on each June 15 thereafter. Interest rate resets quarterly based on (i) Three-Month LIBOR Floating Rate from June 27, 2000 through June 14, 2001, (ii) Three-Month LIBOR Floating Rate plus 0.04% from June 15, 2001 through June 14, 2002,
   (iii) Three-Month LIBOR Floating Rate plus 0.07% from June 15, 2002 through June 14, 2003, and (iv) Three-Month LIBOR Floating Rate plus 0.10% from June 15, 2003 through June 14, 2004.



(6)Subject to mandatory redemption on August 27, 2001 through either (i) call option by the obligor or (ii) if call option not exercised then automatic exercise of put option by the trustee on behalf of the holders. Interest rate resets quarterly at Three-Month LIBOR Floating Rate plus 0.10% until August 27, 2001. If call option is exercised, the interest rate to the Maturity Date will be reset in accordance with procedures described in ACONA's Prospectus Supplement dated August 20, 1998.



(7)The rate of interest for this series of debt securities is the Federal Funds Rate plus 0.30%. "Federal Funds Rate" means, with respect to any interest determination date, the rate on that day for Federal Funds as published on Telerate Page 120 under the caption "Eff" under the column "Fed Funds Effective" under the heading "Daily Selected Money Market Rates From The Federal Reserve" or, if not so published by 3:00 p.m., New York City time, on such interest determination date, the Federal Funds Rate will be the rate on such interest determination date as published in Statistical Release H.15(519) under the column "Effective Rate" under the heading "Federal Funds." If such rate is not yet published by 3:30 p.m., New York City time, on the calculation date pertaining to such interest determination date, the Federal Funds Rate for such interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the calculation agent as of 9:00 a.m., New York City time, on such interest determination date; provided, however, that if the brokers selected as aforesaid by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate in effect on such interest determination date.



GLOBAL SECURITIES; BOOK-ENTRY PROCEDURES AND SETTLEMENT



     The Depository Trust Company, a securities depository, or its nominee is the registered holder of the securities and therefore is the only entity that can exercise a right to repayment, and that repayment will be made in accordance with DTC's repayment procedures in effect at that time. In order to ensure that DTC or its nominee will timely exercise a right to repayment with respect to a particular beneficial interest in the securities, the beneficial owner of such interest must instruct the broker or other direct or indirect participant through which it holds a beneficial interest in the securities to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in the securities in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC.


     The securities are book-entry securities. All book-entry securities of the same issue are represented by one or more fully registered global securities, without interest coupons. Each global security is deposited with, or on behalf of, DTC and is registered in the name of DTC or a nominee of DTC. DTC is thus the only registered holder of the securities and is considered the sole owner of the securities for purposes of the indentures.

     Purchasers of securities in the United States may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary -- banks, brokerage houses and other institutions that maintain securities accounts for customers -- that has an account with DTC or its nominee. Purchasers of notes in Europe can hold interests in the global securities only through Clearstream Banking, societe anonyme, or through Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, if they are participants in these systems or indirectly through organizations that are participants in these systems. DTC maintains accounts showing the securities holdings of its participants, and these participants in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding debt securities for their customers. Thus, each beneficial owner of a book-entry security holds that security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom." Because DTC will be the only registered owner of the global securities, Clearstream Banking and Euroclear will hold positions through their respective U.S. depositaries, which in turn will hold positions on the books of DTC.

     The securities of each beneficial owner of a book-entry security are evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the securities is generally not entitled to have the securities represented by the global securities registered in its name and is not considered the owner under the indenture. In most cases, a beneficial owner is also not able to obtain a paper certificate evidencing the holder's ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

     A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

     - DTC is unwilling or unable to continue as depositary for such global security and Associates or ACONA, as the case may be, is unable to find a qualified replacement for DTC within 90 days;

     - at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or

     - Associates or ACONA, as the case may be, in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

     Generally, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount, in denominations of $1,000 and whole multiples of $1,000. Definitive notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

     In this prospectus, for book-entry securities, references to actions taken by security holders mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

     CLEARSTREAM. Clearstream Banking, societe anonyme, was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Cedel International, societe anonyme, and Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.

     Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Morgan Guaranty Trust Company of New York, the operator of the Euroclear System, to facilitate settlement of trades between Clearstream and Euroclear.

     As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks. Clearstream customers may include broker-dealer affiliates of Associates, ACONA and Citicorp. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

     Distributions with respect to notes held beneficially through Clearstream are credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

     THE EUROCLEAR SYSTEM. The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies. The Euroclear System provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

     The Euroclear System is operated by Morgan Guaranty Trust Company of New York through its Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include broker-dealer affiliates of Associates, ACONA and Citicorp. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. The Board of Governors of the Federal Reserve System, the New York State Banking Department and the Belgian Banking Commission regulate and examine the Euroclear Operator.

     The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

     -  transfers of securities and cash within the Euroclear System;

     -  withdrawal of securities and cash from the Euroclear System; and

     -  receipts of payments with respect to securities in the Euroclear System.

     All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

     Distributions with respect to notes held beneficially through Euroclear are credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Operator and by Euroclear.

     The foregoing information about DTC, Clearstream Banking and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     Neither Associates nor ACONA, as the case may be, nor Citicorp has any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

SAME-DAY SETTLEMENT AND PAYMENT

     All payments of principal and interest on book-entry securities will be made in immediately available U.S. dollars.

     The outstanding securities are expected to trade in the same-day funds settlement system of DTC until maturity, and, to the extent that secondary market trading activity in the outstanding securities is effected through the facilities of DTC, such trades will be settled in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the outstanding securities.

RANKING

SENIOR DEBT. Each series of senior debt securities of each obligor is part of such obligor's superior indebtedness ranking on a parity with all other outstanding senior debt. Each obligor's subordinated debt securities and capital indebtedness are subordinate, as to payment of principal, premium, if any, and interest, if any, to all of such obligor's other liabilities, including senior debt securities.

SUBORDINATED DEBT. Each series of subordinated debt securities is subordinate and junior in right of payment to all of the obligor's superior indebtedness, whether outstanding at the date of the subordinated indenture or incurred after such date.


     The term "superior indebtedness" as used in each subordinated debt indenture means:


     - All of the obligor's obligations which in accordance with generally accepted accounting principles are classified as liabilities on the obligor's balance sheet; and

     - Guarantees of, endorsements and other contingent obligations in respect of, or obligations to purchase or otherwise acquire, indebtedness of others, except other subordinated indebtedness and capital indebtedness.


     "Subordinated indebtedness" as used in each subordinated debt indenture means all of the obligor's indebtedness which is subordinate and junior in right of payment to superior indebtedness, but does not include capital indebtedness. "Capital indebtedness" means indebtedness subordinate and junior to subordinated indebtedness and superior indebtedness.


     Upon any distribution of the obligor's assets in connection with the obligor's dissolution, winding up, liquidation or reorganization, the holders of all of the obligor's superior indebtedness will be entitled to receive payment in full of principal of and interest, if any, on such superior indebtedness before holders of the obligor's subordinated debt securities are entitled to receive payment on such subordinated debt securities. In the event that any subordinated debt security is declared due and payable because of an event of default, the trustee under the subordinated indenture or the holders of the subordinated debt securities shall be paid only after the superior indebtedness outstanding at the time has been first paid in full.

CERTAIN COVENANTS

     None of the indentures limits the amount of debt securities that an obligor may issue, and each indenture provides that the obligor party to that indenture may issue debt securities up to a total principal amount that such obligor has authorized from time to time. None of the indentures contains any covenant or other provision that restricts either obligor from paying dividends or making distributions on such obligor's capital stock or purchasing or redeeming such obligor's capital stock. None of the indentures requires an obligor to maintain any financial ratios or specified levels of net worth. In addition, none of the indentures gives holders of the debt securities any special protection in the event that an obligor becomes involved in a highly leveraged transaction.

     However, each indenture does contain a covenant that limits the obligor party to that indenture and certain of its subsidiaries from creating or incurring any mortgage, pledge or charge of any kind on any of such obligor's or its subsidiaries' property, except under certain circumstances as set forth in the related indenture.

     Additionally, each indenture contains a covenant restricting certain transactions by the obligor party to that indenture or its subsidiaries with any person or entity having direct or indirect control of such obligor.

EVENTS OF DEFAULT

     Each indenture contains events of default with respect to the debt securities issued under that particular indenture which include:

     - default in the payment of principal of or any premium on the debt securities of any series issued under such indenture when due and payable;

     -  default in the payment of any sinking or analogous obligation;

     - default in the payment of any interest on the debt securities of any series issued under such indenture for 30 days;

     - default in the performance of any other covenant, condition or agreement contained in such indenture which is not remedied for a period of 60 days after notice is given as specified in such indenture;

     - certain events of bankruptcy, insolvency or reorganization or the court appointment of a receiver, liquidator or trustee for the relevant obligor or its property;

     - default for 30 days in the payment of any installment of interest on any indebtedness (including any other series of debt securities issued under the same indenture) issued, assumed or guaranteed by the relevant obligor or a default in the payment of any principal of any such indebtedness; and

     - any other event of default provided in the applicable board of directors or authorized committee resolutions or supplemental indenture under which such series of debt securities is issued.

     A default regarding a single series of debt securities will not necessarily constitute a default regarding any other series of debt securities whether issued under the same indenture or any other indenture of the relevant obligor.

     If an event of default for any series of debt securities occurs and is continuing, either the trustee or the holders of 25% in total principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series to be immediately due and payable by notice in writing to the obligor. If the debt securities of that series are original issue discount debt securities, the portion of the principal amount as is specified in that series may be declared immediately due and payable by notice in writing to the obligor.

     The obligor is required to file with the trustee within four months of the end of the obligor's fiscal year an officers' certificate stating whether any default exists and specifying any such default.

     The trustee is required to give notice to holders of debt securities of a default, which remains uncured or has not been waived, that is known to the trustee within 90 days after the occurrence of the default. The trustee may withhold this notice, however, if it determines in good faith that the withholding of notice is in the interest of the holders of the debt securities. However, subject to its duties in case of a default, the trustee may not withhold notice in the case of a default in the payment of principal of and premium or interest on or a sinking fund installment on any of the debt securities. In addition, the trustee is not required to give notice of the obligor's failure to perform any covenant until at least 30 days after the failure has become a default. The term "default" for this purpose means any event which is, or after notice or lapse of time or both would become, an event of default.

     The holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or other power conferred on the trustee. However, the trustee is not obligated to exercise any of its rights or powers under any indenture at the request or direction of any of the holders of debt securities unless those holders have offered to the trustee reasonable security or indemnity.

MODIFICATION OF INDENTURES


     The applicable obligor, Citicorp and the applicable trustee may, without the consent of the holders of the debt securities, enter into indentures supplemental to an indenture for, among other things, one or more of the following purposes with respect to the indenture:

     - To evidence the succession of another corporation to the obligor, and the assumption by such successor of the obligor's obligations under the indenture and the debt securities;

     - To add to the obligor's covenants or surrender the obligor's rights provided by the indenture, for the benefit of the holders of the debt securities of any or all series;

     - To cure any ambiguity, omission, defect or inconsistency in the indenture or any supplemental indenture;

     -  To establish the form or terms of any series of debt securities; and

     - To evidence and provide for the acceptance of any successor trustee with respect to one or more series of debt securities or to facilitate the administration of the trusts by one or more trustees in accordance with such indenture.

     The indentures, the rights of the holders of the debt securities and the obligor's rights and obligations provided by the indentures may be modified by the applicable obligor and trustee with the consent of the holders of 66 2/3% in total principal amount of the debt securities of each series affected by such modification then outstanding. However, no modification may be made without the consent of the holder of each outstanding debt security affected which would, among other things:

     - Change the terms of payment of principal of, premium, if any, or interest on such series of debt securities;

     - Reduce the percentage of holders in total principal amount of the outstanding debt securities of such series who must consent to such modification; or

     -  Subordinate such indebtedness to:

        (i) any other indebtedness, if such securities are superior indebtedness, or

        (ii) any indebtedness other than superior indebtedness, if such securities are subordinated indebtedness, or

        (iii) any indebtedness other than superior or subordinated indebtedness, if such securities are capital indebtedness.

PAYMENT AND TRANSFER

     Each obligor will pay the principal, interest and premium, if any, on debt securities in the specified currency at the corporate trust office of the applicable trustee or any other office such obligor maintains for such purpose. Generally, payment of any interest on fully registered debt securities will be made by check mailed to the persons in whose names the debt securities are registered on the record date as set forth in the applicable indenture or the applicable prospectus supplement. The obligor will pay principal, interest and premium, if any, on debt securities in other forms in such manner and at such places as set forth in the applicable prospectus supplement.

     The obligor will not charge a fee for any transfer or exchange of debt securities, but the obligor may require payment of an amount sufficient to cover any tax or governmental charge related to such transfer or exchange. Provisions related to the transfer or exchange of debt securities in other forms will be set forth in the applicable prospectus supplement.

CONCERNING THE TRUSTEES

     The obligors and their affiliates may from time to time engage in general financing and banking transactions with any of the trustees or their respective affiliates.

     In the event either obligor issues debt securities under an indenture with a trustee that is also a trustee for any subordinate or superior class of debt securities under another indenture, a default under either indenture could cause a conflict of interest for the trustee under the Trust Indenture Act of 1939, as amended. If such a default is not cured or waived within 90 days after the trustee has acquired the conflict of interest, the trustee is required under the Trust Indenture Act to either eliminate such conflict of interest or resign as trustee with respect to the debt securities issued under one of the indentures. In the event the trustee resigns, such obligor will promptly appoint a successor trustee with respect to the affected debt securities.

                                USE OF PROCEEDS

     Neither Associates nor ACONA, as the case may be, nor Citicorp will receive any of the proceeds from the sale of the outstanding securities. All offers and sales of outstanding securities pursuant to this prospectus will be for the accounts of the broker-dealer affiliates of the obligors and Citicorp in connection with market-making transactions.

                            MARKET-MAKING ACTIVITIES

     This prospectus may be used by broker-dealer affiliates of the obligors and Citicorp in connection with offers and sales of the outstanding securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any broker-dealer affiliate of the obligors and Citicorp may act as principal or agent in such transactions. No broker-dealer affiliate of the obligors and Citicorp has any obligation to make a market in any of the outstanding securities and any broker-dealer affiliate may discontinue its market-making activities at any time without notice, at its sole discretion.

     Each of the broker-dealer affiliates of the obligors and Citicorp is a member of the National Association of Securities Dealers, Inc. and may participate in distributions of the outstanding securities. Accordingly, the participation of any such entity in the offerings of outstanding securities will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

                                 ERISA MATTERS

     By virtue of the affiliation of Associates or ACONA, as the case may be, and Citicorp with certain of their subsidiaries and certain subsidiaries of Citigroup, including insurance company subsidiaries and Salomon Smith Barney Inc., that provide services to many employee benefit plans, including investment advisory and asset management services, Associates or ACONA, as the case may be, Citicorp, Citigroup and any direct or indirect subsidiary of any of them may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974 and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986 with respect to such employee benefit plans. "Prohibited transactions" within the meaning of ERISA and the Internal Revenue Code may result if outstanding securities are acquired by an employee benefit plan with respect to which Associates or ACONA, as the case may be, Citicorp, Citigroup or any direct or indirect subsidiary of any is a party in interest, unless the outstanding securities are acquired pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Internal Revenue Code proposing to acquire outstanding securities should consult with its legal counsel.

                                    EXPERTS


     The consolidated financial statements of Citicorp and subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, and the related consolidated balance sheets of Citibank, N.A. and subsidiaries as of December 31, 2000 and 1999, included in Citicorp's 2000 Annual Report on Form 10-K for the year ended December 31, 2000, have been incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of KPMG LLP, independent certified public accountants, and upon the authority of KPMG LLP as experts in accounting and auditing.



                                 LEGAL MATTERS


     The validity of the guarantees described in this prospectus will be passed upon for Citicorp by John R. Dye, Esq., Associate General Counsel of Citigroup, 399 Park Avenue, New York, New York 10043. Mr. Dye beneficially owns, or has rights to acquire under Citigroup's employee benefit plans, an aggregate of less than 1% of Citigroup's common stock.

     The validity of the debt securities described in this prospectus will be passed upon for Associates and ACONA by Michael J. Forde, Esq., Vice President and Assistant General Counsel of Associates, 250 East Carpenter Freeway, Irving, Texas 75062. Mr. Forde beneficially owns, or has rights to acquire under Associates' employee benefit plans, an aggregate of less than 1% of Associates' common stock.


                      WHERE YOU CAN FIND MORE INFORMATION


     As required by the Securities Act of 1933, Citicorp, Associates and ACONA jointly filed a registration statement (No. 333-50338) relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.


     Citicorp, Associates and ACONA separately file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials Citicorp, Associates or ACONA files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov.

     The SEC allows each of Citicorp, Associates, and ACONA to "incorporate by reference" the information each of them files with the SEC, which means that each of them can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that each of Citicorp, Associates or ACONA files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus.


     Citicorp incorporates by reference its Annual Report on Form 10-K for the year ended December 31, 2000.



     All documents filed by Citicorp, Associates and ACONA pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the date all broker-dealer affiliates of Citicorp, Associates and ACONA, including Salomon Smith Barney, stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.



     On November 30, 2000, a wholly-owned subsidiary of Citigroup was merged with and into Associates. Following consummation of the merger, on December 1, 2000, Associates and ACONA became wholly-owned subsidiaries of Citicorp. Citicorp has issued a full and unconditional guarantee of the outstanding debt securities of Associates and ACONA, including the securities described in this prospectus. It is expected that Associates and ACONA will no longer file periodic reports under the Securities Exchange Act of 1934.


     You may request a copy of the Citicorp filings, the Associates filings and the ACONA filings at no cost, by writing or telephoning Citicorp, Associates or ACONA, as the case may be, at the following addresses:


          Citicorp                 Associates First Capital         Associates Corporation of
 Citigroup Document Services              Corporation                     North America
       140 58th Street            250 East Carpenter Freeway       250 East Carpenter Freeway
     Brooklyn, NY 11220               Irving, Texas 75062              Irving, Texas 75062
        718-765-6460                     972-652-4000                     972-652-4000


     You should rely only on the information provided in this prospectus, as well as the information incorporated by reference. Neither Citicorp, Associates nor ACONA nor any broker-dealer affiliate of any of them, has authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any documents incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses payable by Citicorp, Associates and ACONA in connection with the securities being registered. All of the fees set forth below are estimates


Trustees' Fees and Expenses.................................  $ 50,000
Printing Fees and Expenses..................................    50,000
Accounting Fees and Expenses................................    40,000
Legal Fees and Expenses.....................................   100,000
Miscellaneous...............................................    10,000
                                                              --------
     Total Fees and Expenses................................  $250,000
                                                              ========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Each of Citicorp, Associates and ACONA is incorporated under Delaware law. Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section
145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     Section 145 further provides that to the extent a director or officer of a corporation, among others, has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and

(b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that expenses incurred by a director or officer in defending any action, suit or proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 145; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs executors and administrators; and that indemnification and advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation, among others, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

     The Restated Certificate of Incorporation, as amended, of Citicorp provides, in effect, that, to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145, Citicorp (i) shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) of Section 145 by reason of the fact that he is or was a director or officer of Citicorp against expenses, judgments, fines and amounts paid in settlement, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person was an employee or agent of Citicorp and is or was serving at the request of Citicorp as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such Restated Certificate of Incorporation also provides, in effect, that expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by Citicorp in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by Citicorp.

     In accordance with the DGCL, the Restated Certificate of Incorporation of Associates contains a provision to limit the personal liability of the directors of Associates for violations of their fiduciary duty. This provision eliminates each director's liability to Associates for violations of their fiduciary duty. This provision eliminates each director's liability to Associates or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to Associates or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

     Pursuant to underwriting agreements filed as exhibits to registration statements relating to underwritten offerings of securities, the underwriters parties thereto have agreed to indemnify each officer and director of each of Citicorp, Associates and ACONA and each person, if any, who controls any of them within the meaning of the Securities Act of 1933, against certain liabilities, including liabilities under said Act.

     The directors and officers of Associates are covered by directors' and officers' insurance policies relating to Associates and its subsidiaries.

     The Restated Certificate of Incorporation of Associates provides for indemnification of the officers and directors of Associates to the full extent permitted by applicable law.

     Under the provisions of Article "TWELFTH" of ACONA's Restated Certificate of Incorporation, ACONA is obligated to indemnify its present or former directors, officers and agents, and persons who, at ACONA's request, serve in any such capacity for other corporations or business entities. This indemnification applies to claims, actions, suits and proceedings, whether civil, criminal, administrative or investigative, brought by reason of the position of such person with ACONA or such other corporation or business entity or as a result of action taken or not taken by such person in the course and scope of his or her employment.

     Indemnification may include the reasonable expenses of the person to be indemnified and, in the case of a third party action, judgments, fines and settlement payments. ACONA is authorized to advance expenses against an undertaking by the director, officer, employee or agent to repay those expenses unless such person is ultimately entitled to and is granted indemnification under Article "TWELFTH" of ACONA's Restated Certificate of Incorporation. This right of indemnification is not exclusive of any other rights to which directors, officers, employees or agents would otherwise be entitled by contract or otherwise. ACONA does not know of any past, pending or threatened litigation which might result in claims for indemnification under Article "TWELFTH" of its Restated Certificate of Incorporation.

     The power to indemnify under Section 145 of the DGCL is supplemental to the provisions of Article "TWELFTH" of ACONA's Restated Certificate of Incorporation and, in the opinion of counsel for ACONA, is included within the scope of that article.

     Citigroup Inc., the ultimate parent of Citicorp, also provides liability insurance for its directors and officers and the directors and officers of its subsidiaries, including Citicorp, Associates and ACONA, against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

ITEM 16  EXHIBITS.


  4.1 Indenture regarding senior debt securities between Associates First Capital Corporation and The Chase Manhattan
          Bank, dated as of September 1, 1998, incorporated by reference to Registration Statement No. 333-55851.
  4.2 Supplemental Indenture dated as of December 1, 2000, by and among Associates First Capital Corporation, Citicorp, as guarantor, and The Chase Manhattan Bank, as trustee.
  4.3     Indenture regarding senior securities between Associates
          Corporation of North America and The Chase Manhattan Bank
          (National Association), dated as of November 1, 1995, incorporated by reference to Registration Statement No.
          33-63577.
  4.4 Fourth Supplemental Indenture dated as of December 1, 2000, by and among Associates Corporation of North America, Citicorp, as guarantor, and The Chase Manhattan Bank
          (successor to The Chase Manhattan Bank (National
          Association)), as trustee.
  4.5 Indenture regarding subordinated securities between Associates Corporation of North America and The Chase
          Manhattan Bank (National Association), dated as of November
          1, 1995, incorporated by reference to Registration Statement
          No. 33-63577.
  4.6 Supplemental Indenture dated as of December 1, 2000, by and among Associates Corporation of North America, Citicorp, as guarantor, and The Chase Manhattan Bank (successor to The
          Chase Manhattan Bank (National Association)), as trustee.
  4.7     Indenture regarding debt securities between Associates
          Corporation of North America and Citibank, N.A., dated as of October 15, 1994, incorporated by reference to Registration
          Statement No. 33-55949.
  4.8 Supplemental Indenture dated as of December 1, 2000, by and among Associates Corporation of North America, Citicorp, as guarantor, and Citibank, N.A., as trustee.
  4.9     Indenture regarding debt securities between Associates
          Corporation of North America and Nationsbank of Texas, N.A., dated as of October 15, 1994, incorporated by reference to Registration Statement No. 33-55949.
  4.10 Supplemental Indenture dated as of December 1, 2000, by and among Associates Corporation of North America, Citicorp, as guarantor, and The Bank of New York (successor to
          Nationsbank of Texas, N.A.), as trustee.
  4.11    Indenture regarding debt securities between Associates
          Corporation of North America and First Fidelity Bank,
          National Association, New Jersey, dated as of July 15, 1993 incorporated by reference to Registration Statement No.
          33-49861.

  4.12 Supplemental Indenture dated as of December 1, 2000, by and among Associates Corporation of North America, Citicorp, as guarantor, and First Union National Bank (successor to First
          Fidelity Bank, National Association, New Jersey), as trustee.
  4.13    Indenture regarding senior securities between Associates
          Corporation of North America and The First National Bank of
          Boston, dated as of October 15, 1992, incorporated by reference to Registration Statement No. 33-53814.
  4.14 Supplemental Indenture dated as of December 1, 2000, by and among Associates Corporation of North America, Citicorp, as guarantor, and State Street Bank and Trust Company
          (successor to The First National Bank of Boston), as trustee.
  4.15    Indenture regarding senior securities between Associates
          Corporation of North America and The First National Bank of
          Chicago, dated as of October 15, 1992, incorporated by reference to Registration Statement No. 33-53814.
  4.16 Supplemental Indenture dated as of December 1, 2000, by and among Associates Corporation of North America, Citicorp, as guarantor, and Bank One Trust Company, N.A.
          (successor-in-interest to The First National Bank of
          Chicago), as trustee.
  4.17    Indenture regarding debt securities between Associates
          Corporation of North America and Bankers Trust Company, dated as of December 1, 1985, incorporated by reference to Registration Statement No. 33-1941. First Supplemental
          Indenture dated as of June 15, 1989, incorporated by reference to Registration Statement No. 33-30059.
  4.18 Second Supplemental Indenture dated as of December 1, 2000, by and among Associates Corporation of North America, Citicorp, as guarantor, and Bankers Trust Company, as trustee.
  4.19    Indenture regarding debt securities between Associates
          Corporation of North America and Manufacturers Hanover Trust
          Company, dated as of September 15, 1987, incorporated by reference to Registration Statement No. 33-17476; First
          Supplemental Indenture dated as of June 15, 1989, incorporated by reference to Registration Statement No.
          33-30059; Second Supplemental Indenture, dated as of August
          15, 1991, incorporated by reference to Registration
          Statement No. 33-42331.
  4.20 Third Supplemental Indenture dated as of December 1, 2000, by and among Associates Corporation of North America, Citicorp, as guarantor, and The Chase Manhattan Bank
          (successor to Manufacturers Hanover Trust Company), as trustee.
  4.21    Indenture regarding senior debt securities between Avco
          Financial Services, Inc. and The First National Bank of
          Chicago, dated as of September 15, 1992, incorporated by reference to Registration Statement No. 33-52284.
  4.22 Supplemental Indenture dated as of December 1, 2000, by and among Associates First Capital Corporation (successor to
          Avco Financial Services, Inc.), Citicorp, as guarantor, and
          Bank One Trust Company, N.A. (successor-in-interest to The
          First National Bank of Chicago), as trustee.
  4.23    Indenture regarding senior securities between Avco Financial
          Services, Inc. and Bankers Trust Company, dated as of May
          15, 1984, incorporated by reference to Registration
          Statement No. 2-91039; First Supplemental Indenture, dated as of January 15, 1989, incorporated by reference to Registration Statement No. 33-26747; Second Supplemental
          Indenture, dated as of March 1, 1991, incorporated by reference to Registration statement No. 33-39351.
  4.24 Supplemental Indenture dated as of December 1, 2000, by and among Associates First Capital Corporation (successor to
          Avco Financial Services, Inc.), Citicorp, as guarantor, and
          Bankers Trust Company, as trustee.
  4.25    Indenture regarding debt securities between Avco Financial
          Services, Inc. and Manufacturers Hanover Trust Company, dated as of August 1, 1982, incorporated by reference to Registration Statement No. 2-68220; First Supplemental
          Indenture, dated as of March 1, 1991, incorporated by reference to Registration Statement No. 33-39351.
  4.26 Supplemental Indenture dated as of December 1, 2000, by and among Associates First Capital Corporation (successor to
          Avco Financial Services, Inc.), Citicorp, as guarantor, and
          The Chase Manhattan Bank, as trustee.
  5.1     Opinion of John R. Dye, Esq.
  5.2     Opinion of Michael J. Forde, Esq.

    12.1   Computation of Ratio of Income to Fixed Charges of Associates First Capital Corporation.
    12.2   Computation of Ratio of Income to Fixed Charges of Associates Corporation of North America.
    12.3   Computation of Ratio of Income to Fixed Charges, incorporated by reference to Exhibit 12.01 to Citicorp's
           Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 1-5738).
    23.1   Consent of KPMG LLP, Independent Certified Public Accountants, to the Board of Directors of Citicorp.
    23.2   Consent of John R. Dye, Esq. (included in Exhibit 5.1).
    23.3   Consent of Michael J. Forde, Esq. (included in Exhibit 5.2).
   *24.1   Powers of Attorney of Citicorp.


---------------


* Previously filed.


ITEM 17.  UNDERTAKINGS.

     The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by one or more of the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their respective counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Citicorp hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, this 22nd day of March, 2001.


                                         CITICORP INC.

                                         By: /s/ TODD S. THOMSON
                                          --------------------------------------
                                          Todd S. Thomson
                                          Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities indicated on this 22nd day of March, 2001.



                       SIGNATURE                                             CAPACITY
                       ---------                                             --------

                           *                              Chairman (Principal Executive Officer) and
--------------------------------------------------------  Director
                   Victor J. Menezes

                  /s/ TODD S. THOMSON                     Chief Financial Officer (Principal Financial
--------------------------------------------------------  Officer)
                    Todd S. Thomson

                  /s/ ROGER W. TRUPIN                     Vice President and Controller
--------------------------------------------------------  (Principal Accounting Officer)
                    Roger W. Trupin

                           *                              Director
--------------------------------------------------------
                   Alan S. MacDonald

                           *                              Director
--------------------------------------------------------
                    Marjorie Magner

                           *                              Director
--------------------------------------------------------
                   William R. Rhodes

                           *                              Director
--------------------------------------------------------
                     H. Onno Ruding

                           *                              Director
--------------------------------------------------------
                 Petros K. Sabatacakis

                           *                              Director
--------------------------------------------------------
                  Robert B. Willumstad

                *By: /s/ TODD S. THOMSON
  ---------------------------------------------------
                    Todd S. Thomson
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Associates First Capital Corporation hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, this 22nd day of March, 2001.


                                         ASSOCIATES FIRST CAPITAL CORPORATION

                                         By: /s/ ROY A. GUTHRIE
                                          --------------------------------------

                                          Principal Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities indicated on this 22nd day of March, 2001.



                       SIGNATURE                                             CAPACITY
                       ---------                                             --------

                   /s/ ROY A. GUTHRIE                     Principal Executive Officer, Principal
--------------------------------------------------------  Financial Officer and Director
                     Roy A. Guthrie

                  /s/ DAVID J. KELLER                     Principal Accounting Officer
--------------------------------------------------------
                    David J. Keller

                   /s/ IRWIN ETTINGER                     Director
--------------------------------------------------------
                     Irwin Ettinger

               /s/ CHARLES O. PRINCE, III                 Director
--------------------------------------------------------
                 Charles O. Prince, III

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Associates Corporation of North America hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, this 22nd day of March, 2001.


                                         ASSOCIATES CORPORATION OF NORTH AMERICA

                                         By: /s/ ROY A. GUTHRIE
                                          --------------------------------------
                                          Roy A. Guthrie

                                          Principal Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities indicated on this 22nd day of March, 2001.



                       SIGNATURE                                             CAPACITY
                       ---------                                             --------

                   /s/ ROY A. GUTHRIE                     Principal Executive Officer, Principal
--------------------------------------------------------  Financial Officer and Director
                     Roy A. Guthrie

                  /s/ DAVID J. KELLER                     Principal Accounting Officer
--------------------------------------------------------
                    David J. Keller

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                              EXHIBIT
-------                             -------
  4.1     Indenture regarding senior debt securities between
          Associates First Capital Corporation and The Chase Manhattan
          Bank, dated as of September 1, 1998, incorporated by
          reference to Registration Statement No. 333-55851.
  4.2     Supplemental Indenture dated as of December 1, 2000, by and among Associates First Capital Corporation, Citicorp, as
          guarantor, and The Chase Manhattan Bank, as trustee.
  4.3     Indenture regarding senior securities between Associates
          Corporation of North America and The Chase Manhattan Bank
          (National Association), dated as of November 1, 1995,
          incorporated by reference to Registration Statement No.
          33-63577.
  4.4     Fourth Supplemental Indenture dated as of December 1, 2000, by and among Associates Corporation of North America,
          Citicorp, as guarantor, and The Chase Manhattan Bank
          (successor to The Chase Manhattan Bank (National
          Association)), as trustee.
  4.5     Indenture regarding subordinated securities between
          Associates Corporation of North America and The Chase
          Manhattan Bank (National Association), dated as of November
          1, 1995, incorporated by reference to Registration Statement
          No. 33-63577.
  4.6     Supplemental Indenture dated as of December 1, 2000, by and among Associates Corporation of North America, Citicorp, as guarantor, and The Chase Manhattan Bank (successor to The
          Chase Manhattan Bank (National Association)), as trustee.
  4.7     Indenture regarding debt securities between Associates
          Corporation of North America and Citibank, N.A., dated as of
          October 15, 1994, incorporated by reference to Registration
          Statement No. 33-55949.
  4.8     Supplemental Indenture dated as of December 1, 2000, by and among Associates Corporation of North America, Citicorp, as guarantor, and Citibank, N.A., as trustee.
  4.9     Indenture regarding debt securities between Associates
          Corporation of North America and Nationsbank of Texas, N.A.,
          dated as of October 15, 1994, incorporated by reference to
          Registration Statement No. 33-55949.
  4.10    Supplemental Indenture dated as of December 1, 2000, by and among Associates Corporation of North America, Citicorp, as guarantor, and The Bank of New York (successor to
          Nationsbank of Texas, N.A.), as trustee.
  4.11    Indenture regarding debt securities between Associates
          Corporation of North America and First Fidelity Bank,
          National Association, New Jersey, dated as of July 15, 1993 incorporated by reference to Registration Statement No.
          33-49861.
  4.12    Supplemental Indenture dated as of December 1, 2000, by and among Associates Corporation of North America, Citicorp, as guarantor, and First Union National Bank (successor to First
          Fidelity Bank, National Association, New Jersey), as
          trustee.
  4.13    Indenture regarding senior securities between Associates
          Corporation of North America and The First National Bank of
          Boston, dated as of October 15, 1992, incorporated by
          reference to Registration Statement No. 33-53814.
  4.14    Supplemental Indenture dated as of December 1, 2000, by and among Associates Corporation of North America, Citicorp, as guarantor, and State Street Bank and Trust Company
          (successor to The First National Bank of Boston), as
          trustee.
  4.15    Indenture regarding senior securities between Associates
          Corporation of North America and The First National Bank of
          Chicago, dated as of October 15, 1992, incorporated by
          reference to Registration Statement No. 33-53814.
  4.16    Supplemental Indenture dated as of December 1, 2000, by and among Associates Corporation of North America, Citicorp, as guarantor, and Bank One Trust Company, N.A.
          (successor-in-interest to The First National Bank of
          Chicago), as trustee.
  4.17    Indenture regarding debt securities between Associates
          Corporation of North America and Bankers Trust Company,
          dated as of December 1, 1985, incorporated by reference to
          Registration Statement No. 33-1941. First Supplemental
          Indenture dated as of June 15, 1989, incorporated by
          reference to Registration Statement No. 33-30059.
  4.18    Second Supplemental Indenture dated as of December 1, 2000, by and among Associates Corporation of North America,
          Citicorp, as guarantor, and Bankers Trust Company, as
          trustee.

EXHIBIT
NUMBER                              EXHIBIT
-------                             -------
  4.19    Indenture regarding debt securities between Associates
          Corporation of North America and Manufacturers Hanover Trust
          Company dated as of September 15, 1987, incorporated by
          reference to Registration Statement No. 33-17476; First
          Supplemental Indenture dated as of June 15, 1989,
          incorporated by reference to Registration Statement No.
          33-30059; Second Supplemental Indenture, dated as of August
          15, 1991, incorporated by reference to Registration
          Statement No. 33-42331.
  4.20    Third Supplemental Indenture dated as of December 1, 2000, by and among Associates Corporation of North America,
          Citicorp, as guarantor, and The Chase Manhattan Bank
          (successor to Manufacturers Hanover Trust Company) as
          trustee.
  4.21    Indenture regarding senior debt securities between Avco
          Financial Services, Inc. and The First National Bank of
          Chicago, dated as of September 15, 1992, incorporated by
          reference to Registration Statement No. 33-52284.
  4.22    Supplemental Indenture dated as of December 1, 2000, by and among Associates First Capital Corporation (successor to
          Avco Financial Services, Inc.), Citicorp, as guarantor, and
          Bank One Trust Company, N.A. (successor-in-interest to The
          First National Bank of Chicago), as trustee.
  4.23    Indenture regarding senior securities between Avco Financial
          Services, Inc. and Bankers Trust Company, dated as of May
          15, 1984, incorporated by reference to Registration
          Statement No. 2-91039; First Supplemental Indenture, dated as of January 15, 1989, incorporated by reference to
          Registration Statement No. 33-26747; Second Supplemental
          Indenture, dated as of March 1, 1991, incorporated by
          reference to Registration Statement No. 33-39351.
  4.24    Supplemental Indenture dated as of December 1, 2000, by and among Associates First Capital Corporation (successor to
          Avco Financial Services, Inc.), Citicorp, as guarantor, and
          Bankers Trust Company, as trustee.
  4.25    Indenture regarding debt securities between Avco Financial
          Services, Inc. and Manufacturers Hanover Trust Company,
          dated as of August 1, 1982, incorporated by reference to
          Registration Statement No. 2-68220; First Supplemental
          Indenture, dated as of March 1, 1991, incorporated by
          reference to Registration Statement No. 33-39351.
  4.26    Supplemental Indenture dated as of December 1, 2000, by and among Associates First Capital Corporation (successor to
          Avco Financial Services, Inc.), Citicorp, as guarantor, and
          The Chase Manhattan Bank, as trustee.
  5.1     Opinion of John R. Dye, Esq.
  5.2     Opinion of Michael J. Forde, Esq.
 12.1     Computation of Ratio of Income to Fixed Charges of
          Associates First Capital Corporation.
 12.2     Computation of Ratio of Income to Fixed Charges of
          Associates Corporation of North America.
 12.3     Computation of Ratio of Income to Fixed Charges,
          incorporated by reference to Exhibit 12.01 to Citicorp's
          Annual Report on Form 10-K for the fiscal year ended
          December 31, 2000 (File No. 1-5738).
 23.1     Consent of KPMG LLP, Independent Certified Public
          Accountants, to the Board of Directors of Citicorp.
 23.2     Consent of John R. Dye, Esq. (included in Exhibit 5.1).
 23.3     Consent of Michael J. Forde, Esq. (included in Exhibit 5.2).
*24.1     Powers of Attorney of Citicorp.


---------------


* Previously filed.